                     AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of June 13, 2002


                                     among


                         ACCREDO HEALTH, INCORPORATED,
                                  as Borrower,


                     CERTAIN SUBSIDIARIES OF THE BORROWER,
                                 as Guarantors,


                            THE LENDERS NAMED HEREIN


                                      and


                              JPMORGAN CHASE BANK,
                              as Syndication Agent


                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                      and
                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agents


                             BANK OF AMERICA, N.A.,
                            as Administrative Agent


                                  Arranged by:

                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                                                   Page
SECTION 1 DEFINITIONS............................................................................    1
         1.1      Definitions....................................................................    1
         1.2      Computation of Time Periods....................................................   26
         1.3      Accounting Terms...............................................................   26

SECTION 2 CREDIT FACILITIES......................................................................   26
         2.1      Commitments....................................................................   26
         2.2      Method of Borrowing............................................................   28
         2.3      Interest.......................................................................   28
         2.4      Repayment......................................................................   29
         2.5      Notes..........................................................................   30
         2.6      Additional Provisions relating to Letters of Credit............................   30
         2.7      Additional Provisions relating to Swingline Loans..............................   34

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.........................................   35
         3.1      Default Rate...................................................................   35
         3.2      Continuation and Conversion....................................................   35
         3.3      Prepayments....................................................................   36
         3.4      Reduction and Termination of Commitments.......................................   38
         3.5      Fees...........................................................................   39
         3.6      Capital Adequacy...............................................................   39
         3.7      Limitation on Eurodollar Loans.................................................   40
         3.8      Illegality.....................................................................   40
         3.9      Requirements of Law............................................................   40
         3.10     Treatment of Affected Loans....................................................   41
         3.11     Taxes..........................................................................   42
         3.12     Funding Losses.................................................................   43
         3.13     Pro Rata Treatment.............................................................   44
         3.14     Sharing of Payments............................................................   45
         3.15     Payments, Computations, etc....................................................   45
         3.16     Evidence of Debt...............................................................   47
         3.17     Treatment of Affected Lenders..................................................   48

SECTION 4 GUARANTY...............................................................................   48
         4.1      The Guaranty...................................................................   48
         4.2      Obligations Unconditional......................................................   49
         4.3      Reinstatement..................................................................   50
         4.4      Certain Additional Waivers.....................................................   50
         4.5      Remedies.......................................................................   50
         4.6      Rights of Contribution.........................................................   50
         4.7      Guarantee of Payment; Continuing Guarantee.....................................   51

SECTION 5 CONDITIONS.............................................................................   51
         5.1      Closing Conditions.............................................................   51

         5.2      Conditions to all Extensions of Credit.........................................   54

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................   55
         6.1      Financial Condition............................................................   55
         6.2      No Changes or Restricted Payments..............................................   56
         6.3      Organization; Existence; Compliance with Law...................................   56
         6.4      Power; Authorization; Enforceable Obligations..................................   57
         6.5      No Legal Bar...................................................................   57
         6.6      No Material Litigation and Disputes............................................   57
         6.7      No Defaults....................................................................   58
         6.8      Ownership and Operation of Property............................................   58
         6.9      Intellectual Property..........................................................   58
         6.10     Taxes..........................................................................   58
         6.11     ERISA..........................................................................   58
         6.12     Governmental Regulations, etc..................................................   60
         6.13     Subsidiaries...................................................................   60
         6.14     Purpose of Extensions of Credit................................................   60
         6.15     Environmental Matters..........................................................   60
         6.16     No Material Misstatements......................................................   61
         6.17     Labor Matters..................................................................   62
         6.18     Collateral Documents...........................................................   62
         6.19     Location of Real Property and Leased Premises..................................   62
         6.20     Fraud and Abuse................................................................   62
         6.21     Licensing and Accreditation....................................................   63
         6.22     Solvency.......................................................................   63
         6.23     No Other Broker's Fees.........................................................   63
         6.24     Transaction....................................................................   64

SECTION 7 AFFIRMATIVE COVENANTS..................................................................   64
         7.1      Information Covenants..........................................................   64
         7.2      Preservation of Existence and Franchises.......................................   67
         7.3      Books and Records..............................................................   67
         7.4      Compliance with Law............................................................   67
         7.5      Payment of Taxes and Other Lawful Claims.......................................   67
         7.6      Insurance......................................................................   68
         7.7      Maintenance of Property........................................................   68
         7.8      Use of Proceeds; Margin Stock..................................................   68
         7.9      Audits/Inspections.............................................................   69
         7.10     Financial Covenants............................................................   69
         7.11     Additional Guarantors; Foreign Subsidiaries....................................   70
         7.12     Pledged Assets.................................................................   70
         7.13     Interest Rate Protection.......................................................   70
         7.14     Landlord Lien Waivers..........................................................   70

SECTION 8 NEGATIVE COVENANTS.....................................................................   71
         8.1      Indebtedness...................................................................   71
         8.2      Liens..........................................................................   72

         8.3      Nature of Business.............................................................   72
         8.4      Merger and Consolidation, Dissolution and Acquisitions.........................   72
         8.5      Asset Dispositions.............................................................   73
         8.6      Investments....................................................................   74
         8.7      Restricted Payments............................................................   74
         8.8      Modifications and Payments in respect of Funded Debt...........................   74
         8.9      Transactions with Affiliates...................................................   74
         8.10     Fiscal Year....................................................................   75
         8.11     Limitation on Restricted Actions; No Further Negative Pledges..................   75
         8.12     Ownership of Subsidiaries......................................................   75
         8.13     Sale Leasebacks................................................................   75

SECTION 9 EVENTS OF DEFAULT......................................................................   76
         9.1      Events of Default..............................................................   76
         9.2      Acceleration; Remedies.........................................................   78

SECTION 10 ADMINISTRATIVE AND COLLATERAL AGENT...................................................   78
         10.1     Appointment and Authorization..................................................   78
         10.2     Delegation of Duties...........................................................   79
         10.3     Liability......................................................................   79
         10.4     Reliance.......................................................................   80
         10.5     Notice of Default..............................................................   80
         10.6     Credit Decision; Disclosure of Information.....................................   81
         10.7     Indemnification................................................................   81
         10.8     Individual Capacity............................................................   82
         10.9     Successor......................................................................   82
         10.10    Other Agents; Lead Managers....................................................   82

SECTION 11 MISCELLANEOUS.........................................................................   83
         11.1     Notices........................................................................   83
         11.2     Right of Set-Off; Adjustments..................................................   83
         11.3     Successors and Assigns.........................................................   83
         11.4     No Waiver; Remedies Cumulative.................................................   86
         11.5     Expenses; Indemnification......................................................   86
         11.6      Amendments, Waivers and Consents..............................................   87
         11.7     Counterparts...................................................................   89
         11.8     Headings.......................................................................   89
         11.9     Survival.......................................................................   89
         11.10    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial;
                  Waiver of Punitive and Exemplary Damages.......................................   89
         11.11    Severability...................................................................   90
         11.12    Entirety.......................................................................   90
         11.13    Binding Effect; Termination....................................................   90
         11.14    Confidentiality................................................................   90
         11.15    Source of Funds................................................................   91
         11.16    Conflict.......................................................................   92

                             SCHEDULES AND EXHIBITS

Schedule 2.1               Commitments
Schedule 5.1               Identified Real Property Leasehold Interests
Schedule 6.8               Liens
Schedule 6.9               Intellectual Property
Schedule 6.13              Subsidiaries
Schedule 6.19(a)           Locations of Owned and Leased Real Property
Schedule 6.19(b)           Locations of Tangible Personal Property
Schedule 6.19(c)           Legal Name, State of Formation and Chief Executive Office Location
Schedule 7.6               Insurance
Schedule 8.1               Indebtedness
Schedule 8.6               Investments
Schedule 8.11              Limitations on Restricted Actions; Negative Pledges
Schedule 8.12              Non-Wholly Owned Subsidiaries
Schedule 11.1              Notice Addresses

Exhibit 1.1                Form of Genzyme Intercreditor and Subordination Agreement
Exhibit 2.2(a)(i)          Form of Notice of Revolving Loan Borrowing
Exhibit 2.2(a)(ii)         Form of Notice of Request of Letter of Credit
Exhibit 2.2(a)(iii)        Form of Notice of Swingline Loan Borrowing
Exhibit 2.5-1              Form of Revolving Note
Exhibit 2.5-2              Form of Tranche A Term Note
Exhibit 2.5-3              Form of Tranche B Term Note
Exhibit 3.2                Form of Notice of Continuation/Conversion
Exhibit 5.1                Form of Officer's Certificate
Exhibit 7.1(c)             Form of Officer's Compliance Certificate
Exhibit 7.11               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment and Acceptance

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement") dated as of June 13, 2002 is by and among ACCREDO HEALTH, INCORPORATED, a Delaware corporation (the "Borrower"), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

      WHEREAS, $60 million in credit facilities have been established in favor of the Borrower pursuant to that Loan and Security Agreement (as amended, modified and supplemented, the "Existing Credit Agreement") dated as of June 5, 1997 among the Borrower, the guarantors identified therein, the banks identified therein and Bank of America, N.A., as agent;

      WHEREAS, the Borrower has requested certain modifications to the credit facilities, including, among other things, an increase in the size of the credit facilities to $325 million;

      WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrower on the terms and conditions hereinafter set forth; and

      WHEREAS, this Credit Agreement is given in amendment to, restatement of and substitution for the Existing Credit Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

1.1   Definitions.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

      "Acquired Company" means substantially all of the assets and rights used in or related to the operation and conduct of the business of Sellers (as defined in the Asset Purchase Agreement) that is identified as the Specialty Pharmaceutical Services business in Gentiva Health Services Inc.'s Form 10-K for fiscal year 2000, as updated by its Form 10-Q for the quarterly period ended September 30, 2001.

      "Acquisition" means any transaction, or series of related transactions, by which a Person directly or indirectly (a) acquires all or any substantial portion of the Property of another Person (other than a Credit Party) or (b) acquires control of at least a majority of the Voting Stock of another Person (other than a Credit Party).

      "Acute Disposition" means the sale of some or all of the assets used in the Acute Business which is being acquired by Borrower in the Transaction (which may include fixed assets, contracts , leases, accounts receivable and the stock in those entities engaged in the Acute Business). The Acute Business consists of a product portfolio and branch pharmacy network that is engaged in providing home infusion therapies to patients with acute medical needs and includes but is not limited to the following therapies: antibiotic therapy, biological response modifier, total parenteral nutrition, pain management therapy, Chemotherapy, catheter care, enteral nutrition, hydration therapy and other therapies which do not fall within the Borrower's business model.

      "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

      "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

      "Administrative Agent" shall have the meaning provided in the heading hereof, together with any successors or assigns.

      "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of December 31, 2001, between the Administrative Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

      "Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) solely for purposes of Section 8.9, any other Person directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Revolving Committed Amount" shall have the meaning provided in
Section 2.1(a).

      "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

      "Applicable Percentage" means, for any day, the rate per annum set forth below opposite the applicable Consolidated Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column titled "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column titled "Eurodollar Margin", (iii) the Letter of Credit Fee shall be the percentage set forth under the column titled "Letter of Credit Fee", and (iv) the Commitment Fee shall be the percentage set forth under the column titled "Commitment Fee":

                                    Revolving Loans and
                                    Tranche A Term Loans         Tranche B Term Loans
-----------------------------------------------------------------------------------------------------------------
 Pricing       Consolidated       Eurodollar     Base Rate     Eurodollar    Base Rate     Letter of   Commitment
  Level       Leverage Ratio        Margin        Margin         Margin        Margin     Credit Fee      Fee
-----------------------------------------------------------------------------------------------------------------
    I       < or = 1.50:1.00         1.75%          0.25%         2.50%         1.00%         1.75%       0.375%
-----------------------------------------------------------------------------------------------------------------
    II      < or = 2.00:1.00 but     2.00%          0.50%         2.50%         1.00%         2.00%       0.500%
                > 1.50:1.00
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
   III        < or = 2.50:1.00 but       2.25%         0.75%        2.75%        1.25%        2.25%         0.500%
                > 2.00:1.00
------------------------------------------------------------------------------------------------------------------
    IV          > 2.50:1.00              2.50%         1.00%        2.75%        1.25%        2.50%         0.500%
------------------------------------------------------------------------------------------------------------------

The Applicable Percentage shall be determined and adjusted on each of the following dates (each a "Rate Determination Date") (a) five Business Days after the date by which each annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 7.1(a), (b) and (c), as appropriate, and (b) five Business Days after the date on which any Permitted Acquisition closes; provided that:

            (i) the initial Applicable Percentages shall be based on pricing level III and shall remain in effect at such pricing level (or any higher (more expensive) pricing level as would otherwise apply) until the first Rate Determination Date to occur in connection with the delivery of the quarterly financial statements and appropriate compliance certificate for the fiscal quarter ending June 30, 2002, and

            (ii) notwithstanding the foregoing, in the event an annual or quarterly compliance certificate and related financial statements and information are not delivered timely to the Administrative Agent and the Lenders by the date required by Section 7.1(a), (b) or (c), as appropriate, the Applicable Percentages shall be based on pricing level IV until the date five Business Days after the appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable pricing level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information.

      Subject to the qualifications set forth above, each Applicable Percentage shall be effective from a Rate Determination Date until the next Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

      "Asset Disposition" shall mean and include the sale, lease or other disposition of any Property (including the Capital Stock of a Subsidiary) by any member of the Consolidated Group (including, without limitation, any Sale and Leaseback Transaction), but for purposes hereof shall not include, in any event,
(A) the sale of inventory (including, without limitation, the sale of inventory at wholesale cost to Joint Ventures) in the ordinary course of business or the return of inventory to the manufacturer thereof, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business, (C) a sale, lease, transfer or disposition of Property to a Credit Party, (D) the sublease of any real property and (E) the lease or sublease of equipment, software and personnel pursuant to the Services and Transition Agreement.

      "Asset Purchase Agreement" means the Asset Purchase Agreement dated January 2, 2002 by and between the Borrower, Gentiva Health Services, Inc. and the other Sellers named therein.

      "Assignment and Acceptance" means an assignment and acceptance substantially in the form of Exhibit 11.3(b) hereto executed and delivered in accordance with the provisions of Section 11.3.

      "Bank of America" means Bank of America, N.A., and its successors.

      "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

      "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect on such day plus one half of one percent (0.5%) and (b) the Prime Rate in effect on such day.

      "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

      "Borrower" shall have the meaning provided in the heading hereof, together with any successors or assigns.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

      "Capital Lease" means, as applied to any Person, any lease of Property by such Person as lessee that, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

      "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Revolving Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Revolving Lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

      "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services, and any successor thereof including TRICARE.

      "Change of Control" means the occurrence of any of the following events:
(i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing thirty percent (30%) or more of the combined voting power of all Voting Stock of the Borrower or (ii) during any period of up to twenty-four consecutive months, commencing after the Closing Date, individuals who at the beginning of such twenty-four month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

      "Closing Date" means the date hereof.

      "Collateral" means a collective reference to the collateral that is identified in, and at any time will be covered by, the Collateral Documents.

      "Collateral Agent" means Bank of America in its capacity as "Collateral Agent" under the Collateral Documents, together with any successors or assigns.

      "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

      "Commitment" means the Revolving Commitment, the LOC Commitment and the Swingline Commitment.

      "Commitment Fee" shall have the meaning provided in Section 3.5(a).

      "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

      "Consolidated Accounts" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to any member of the Consolidated Group, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (a) any Receivable that is (i) not subject to a perfected, first priority Lien in favor of the Collateral Agent pursuant to the Security Agreement or (ii) subject to any Lien that is not a Permitted Lien, (b) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent), (c) Receivables owing by an account debtor that is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind and
(d) Receivables for which any Subsidiary or Joint Venture is the account debtor.

      "Consolidated Asset Coverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated Assets on such day to (b) Consolidated Funded Debt on such day; provided that for purposes of calculating clause (a), the amount of Consolidated Inventory included in such calculation shall not exceed an amount equal to thirty percent (30%) of the amount of Consolidated Assets; provided, further, that for purposes of calculating clause
(a), the amount of Genzyme Inventory included in such calculation shall not exceed an amount equal to fifteen percent (15%) of the amount of Consolidated Assets.

      "Consolidated Assets" means, as of any date of determination, the sum of Consolidated Accounts on such day plus Consolidated Inventory on such day.

      "Consolidated Capital Expenditures" means, for any period for the Consolidated Group, without duplication, all expenditures (whether paid in cash or other consideration) during such period that, in accordance with GAAP, are required to be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period (including, without limitation, Capital Leases and capitalized software costs); provided, that Consolidated Capital Expenditures shall not include, for purposes hereof, expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the members of the Consolidated Group.

      "Consolidated EBITDA" means, for any period for the Consolidated Group, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in determining Consolidated Net Income, (A) Consolidated Interest Expense, (B) taxes, (C) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP, (D) one time non-recurring non-cash charges relating to restructuring and other costs in connection with the Transaction not to exceed $6,000,000 and (E) one time non-recurring cash charges relating to restructuring and other costs in connection with the Transaction not to exceed $6,000,000. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated EBITDAR" means, for any period for the Consolidated Group, the sum of (i) Consolidated EBITDA, plus (ii) rent and lease expense, minus
(iii) cash taxes paid, minus (iv) Consolidated Capital Expenditures, in each case determined on a consolidated basis in accordance with GAAP.

      "Consolidated Fixed Charge Coverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated EBITDAR for the period of four consecutive fiscal quarters ending as of such day to Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending as of such day.

      "Consolidated Fixed Charges" means, for any period for the Consolidated Group, the sum of (a) the cash portion of Consolidated Interest Expense, plus
(b) rent and lease expense, plus (c) current maturities of Consolidated Funded Debt (including current scheduled reductions in commitments (but only to the extent the Funded Debt in respect of any such commitment exceeded the reduced commitment on the date of such reduction), but excluding current maturities of Revolving Loans and Swingline Loans), plus (d) cash payments made to repurchase outstanding common stock of the Borrower, plus (e) Deferred Purchase Price Payments made during the last fiscal quarter of the applicable period, plus (f) for each Deferred Purchase Price Payment made during the first three fiscal quarters of the applicable period, an amount equal to the sum of (i) such Deferred Purchase Price Payment, multiplied by (ii) (A) if such Deferred Purchase Price Payment was made during the first fiscal quarter of the applicable period, one-fourth (1/4), (B) if such Deferred Purchase Price Payment was made during the second fiscal quarter of the applicable period, one-half (1/2) and (C) if such Deferred Purchase Price Payment was made during the third fiscal quarter of the applicable period, three-fourths (3/4), in each case on a consolidated basis determined in accordance with GAAP.

      "Consolidated Funded Debt" means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

      "Consolidated Group" means the Borrower and its consolidated subsidiaries, as determined in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP.

      "Consolidated Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value or fair market value of all finished goods inventory held for sale owned by any member of the Consolidated Group less appropriate reserves determined, as to any inventory held for sale only, in accordance with GAAP but excluding in any event (a) inventory that is (i) not subject to a perfected, first priority Lien in favor for the Collateral Agent pursuant to the Security Agreement or (ii) subject to any Lien that is not a Permitted Lien, (b) inventory located outside of the United States, (c) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (d) inventory that is not either usable or salable, at prices approximating at least cost of such inventory, in the ordinary course of business of the members of the Consolidated Group, and inventory that is slow moving or stale, (e) inventory that is (i) held or stored on premises not owned by a member of the Consolidated Group (or in transit to such premises) if (A) the owner of such premises has a Lien (whether by statute, contract or otherwise) on such inventory that is prior to the Lien in favor of the Collateral Agent under the Security Agreement, (B) a material amount of inventory is held or stored on such premises, (C) the Administrative Agent has reasonably requested (and not subsequently waived) that the owner of such premises deliver a lien subordination agreement for such premises, and (D) within forty-five (45) days following such request (or such longer period agreed to by the Administrative Agent) the owner of such premises has not entered into a lien subordination agreement in form and substance substantially similar to those delivered on the Closing Date or otherwise reasonably satisfactory to the Administrative Agent ("Other Premises Inventory") or (ii) consigned to a customer of a member of the Consolidated Group and appropriate steps have been taken under the Uniform Commercial Code as enacted in any applicable jurisdiction to perfect such member's interest in such inventory ("Consigned Inventory"), provided that (A) $1,000,000 of Other Premises Inventory and Consigned Inventory in the aggregate shall not be excluded by this clause (e) and (B) to the extent excluded by this clause (e), Other Premises Inventory shall be excluded only to the extent of the outstanding obligations secured by the Lien of the owner of such premises, and (f) inventory in possession of a Person other than a member of the Consolidated Group (other than Other Premises Inventory and Consigned Inventory), except for inventory in transit to a member of the Consolidated Group.

      "Consolidated Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

      "Consolidated Net Income" means, for any period for the Consolidated Group, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding for the purpose of determining the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio any extraordinary gains, nonrecurring gains and gains from the write-up of assets and related tax effects thereon.

      "Consolidated Net Worth" means, as of any date, consolidated stockholders' equity of the Consolidated Group as determined in accordance with GAAP.

      "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

      "Contract Provider" means any Person or any employee, agent or subcontractor of such Person who provides professional healthcare services under or pursuant to any contract with any member of the Consolidated Group.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

      "Credit Documents" means, collectively, this Credit Agreement, the Notes, the LOC Documents, the Collateral Documents, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

      "Credit Party" means any or all of the Borrower and the Guarantors.

      "Debt Transaction" means, with respect to any member of the Consolidated Group, any sale, issuance, placement, assumption or guaranty of Funded Debt, whether or not evidenced by promissory note or other written evidence of indebtedness, except for Funded Debt permitted to be incurred pursuant to
Section 8.1.

      "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

      "Deferred Purchase Price Payments" means all payments on deferred purchase price obligations incurred in connection with Acquisitions (including, without limitation, earn-out payments).

      "Dollars" and "$" means dollars in lawful currency of the United States.

      "Domestic Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) in the case of an assignment of a Revolving Commitment, the Issuing Lender and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed, it being agreed that the Borrower's withholding of consent to an assignment that would result in the Borrower having to pay amounts under Section 3.11 shall be deemed to be reasonable).

      "Eligible Real Property" means, with respect to any member of the Consolidated Group, including any Person that becomes a member of the Consolidated Group after the Closing Date as contemplated by Section 7.12, any real property that (i) is located in the United States or (to the extent deemed material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion) located outside of the United States, (ii) is owned or (to the extent deemed material by the Administrative Agent or the Required Lenders in its or their reasonable discretion) leased by such member of the Consolidated Group and (iii) is not Excluded Property.

      "Environmental Laws" means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

      "Equity Transaction" means, with respect to any member of the Consolidated Group, any issuance or sale of shares of its Capital Stock, other than an issuance (i) to a member of the Consolidated Group, (ii) in connection with a conversion of debt securities to equity, (iii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement and
(iv) of Capital Stock of the Borrower in connection with a Permitted
Acquisition.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Affiliate" means an entity that is under common control with any member of the Consolidated Group within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes any member of the Consolidated Group and that is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

      "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any member of the Consolidated Group or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
(iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any member of the Consolidated Group or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

      "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

      "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (0.01%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) one minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

      "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets that include Eurodollar Loans. The

Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

      "Event of Default" shall have the meaning provided in Section 9.1.

      "Excess Cash Flow" means, for any period for the Consolidated Group, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures paid in cash minus (c) the cash portion of Consolidated Interest Expense minus (d) cash taxes paid minus (e) current maturities of Consolidated Funded Debt minus (f) the amount of any voluntary prepayments made on the Obligations during such fiscal year, minus (g) cash consideration paid in connection with Permitted Acquisitions, plus (h) Net Changes in Working Capital, in each case on a consolidated basis determined in accordance with GAAP.

      "Excluded Property" means, with respect to any member of the Consolidated Group, including any Person that becomes a member of the Consolidated Group after the Closing Date, any Property of such member of the Consolidated Group that, subject to the terms of Section 8.11 and Section 8.13, is subject to a Lien of the type described in clause (viii) of the definition of "Permitted Liens" pursuant to documents that prohibit such member of the Consolidated Group from granting any other Liens in such Property.

      "Excluded Subsidiary" means Children's Hemophilia Services, a California partnership, unless and until such time as such Subsidiary (i) accounts for more than five percent (5%) of consolidated revenues for the Consolidated Group for any period of four consecutive fiscal quarters, (ii) constitutes more than five percent (5%) of consolidated assets for the Consolidated Group as of the end of any fiscal quarter or (iii) is a Wholly Owned Subsidiary.

      "Exclusion Event" means an event or related events resulting in the exclusion of one or more members of the Consolidated Group from participation in any Medical Reimbursement Program; provided, however, that "Exclusion Event" shall not mean an event or related events resulting in any such exclusion of an Immaterial Subsidiary.

      "Existing Credit Agreement" shall have the meaning provided in the recitals hereof.

      "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender (including Continuations and Conversions thereof) or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent (0.01%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fees" means all fees payable pursuant to Section 3.5.

      "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

      "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Debt" means, with respect to any Person, without duplication, all
(i) obligations for borrowed money, (ii) obligations evidenced by bonds debentures, notes or similar instruments or upon which interest payments are customarily made, (iii) purchase money indebtedness (including, for purposes hereof, indebtedness and obligations in respect of conditional sales and title retention agreements relating to property purchased (other than customary reservation or title retention arrangements under agreements entered into in the ordinary course of business with suppliers), (iv) the deferred purchase price of property or services acquired that would constitute, and be accounted for as, a liability under GAAP, (v) the attributed principal amount of obligations owing under Capital Leases, (vi) the maximum amount available to be drawn under standby letters of credit and bankers' acceptances issued or created for such Person's account, (vii) the attributed principal amount of Securitization Transactions, (viii) the attributed principal amount of obligations owing under Synthetic Leases, (ix) all preferred stock or comparable equity interests providing for mandatory redemption, sinking fund or other like payments, (x) Support Obligations of such Person in respect of Funded Debt of another Person,
(xi) Funded Debt of another Person secured by a Lien on any of such first Person's Property, whether or not such Funded Debt has been assumed, provided, however, for purposes hereof, the amount of such Funded Debt shall be limited to the lesser of the amount of Funded Debt as to which there is recourse or to the fair market value of the Property that is the subject of such Lien, and (xii) the Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such Funded Debt, but only to the extent there is recourse to such Person for payment thereof. Notwithstanding anything to the contrary contained in this definition of elsewhere in this Credit Agreement or any other Credit Document, in no event shall the term "Funded Debt" be deemed to include any accounts payable or other trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof.

      "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

      "Genzyme Intercreditor Agreement" means an intercreditor agreement among Genzyme Corporation, Nova Factor, Inc. and the Collateral Agent in substantially the form of Exhibit 1.1 attached hereto.

      "Genzyme Inventory" means all inventory of the Borrower and its Subsidiaries consisting of the prescription drug Ceredase and the prescription drug Cerezyme.

      "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Governmental Reimbursement Program Cost" means with respect to and payable by the Borrower and its Subsidiaries the sum of:

            (i) all amounts (including punitive and other similar amounts) agreed to be paid or payable (A) in settlement of claims or (B) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Medical Reimbursement Programs;

            (ii) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

            (iii) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

      "Guaranteed Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Lenders (including the Issuing Lender and the Swingline Lender), the Administrative Agent and the Collateral Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, without limitation, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations owing from any Credit Party to any Lender, or any Affiliate of a Lender, whenever arising, under any Hedging Agreement relating to the Obligations to the extent permitted hereunder.

      "Guarantor" means each Person identified as a "Guarantor" on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.11, together with their successors and permitted assigns.

      "HCFA" means the United States Health Care Financing Administration and any successor thereof, including the Centers for Medicare and Medicaid Services.

      "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

      "HHS" means the United States Department of Health and Human Services and any successor thereof.

      "Immaterial Subsidiary" means any Domestic Subsidiary that owns Property with an aggregate value of less than $100,000.

      "Indebtedness" means, with respect to any Person, without duplication, all
(i) Funded Debt of such Person, (ii) obligations under take-or-pay or similar arrangements or under commodities agreements, (iii) obligations under Hedging Agreements, (iv) Support Obligations of such Person in respect of Indebtedness of another Person, (v) Indebtedness of another Person secured by a Lien on any of such first Person's Property, whether or not such Indebtedness has been assumed, provided, however, for purposes hereof, the amount of such Indebtedness shall be limited to the lesser of the amount of Indebtedness as to which there is recourse or to the fair market value of the Property that is the subject of such Lien and (vi) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such Indebtedness, but only to the extent there is recourse to such Person for payment thereof.

      "Indemnified Liabilities" shall have the meaning provided in Section 11.5.

      "Indemnitees" shall have the meaning provided in Section 11.5.

      "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent (0.01%)) in each case determined by the Administrative Agent to be equal to:

            (a) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 A.M. (London, England time) two Business Days prior to the first day of the applicable Interest Period; or

            (b) if for any reason the foregoing rate in clause (a) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 A.M. (London, England time) two Business Days prior to the first day of the applicable Interest Period; or

            (c) if for any reason the foregoing rates in clauses (a) and (b) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest Period in same day funds in the approximate amount of the applicable Eurodollar Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 A.M. (London, England time) two Business Days prior to the first day of the applicable Interest Period.

      "Interest Payment Date" means (i) as to any Base Rate Loan and any Swingline Loan, the last day of each March, June, September and December, and the Termination Date, and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

      "Interest Period" means a period of one, two, three or six months duration, as the Borrower may elect, commencing on the date of the borrowing (including Conversions, Continuations and renewals); provided, however, (i) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Termination Date, (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month, (iv) with respect to Eurodollar Loans that are Tranche A Term Loans, no Interest Period shall extend beyond any principal installment payment date for Tranche A Term Loans unless the aggregate amount of Tranche A Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to such principal installment payment together with the aggregate amount of Tranche A Term Loans comprised of Base Rate loans is at least equal to the amount of the principal installment payment due on such principal installment payment date and
(v) with respect to Eurodollar Loans that are Tranche B Term Loans, no Interest Period shall extend beyond any principal installment payment date for Tranche B Term Loans unless the aggregate amount of Tranche B Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to such principal installment payment together with the aggregate amount of Tranche B Term Loans comprised of Base Rate loans is at least equal to the amount of the principal installment payment due on such principal installment payment date.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

      "Investment" in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, (ii) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business and deposits with financial institutions in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

      "Issuing Lender" means Bank of America and any successor in its such capacity.

      "Issuing Lender Fee" shall have the meaning provided in Section
3.5(b)(ii).

      "Joinder Agreement" means a joinder agreement substantially in the form of
Exhibit 7.11 hereto executed and delivered by a Subsidiary in accordance with the provisions of Section 7.11.

      "Joint Venture" means any joint venture between the Borrower or any of its Subsidiaries and any other Person, whether a corporation, partnership, limited liability company or other entity; provided, however that the term "Joint Venture" shall not include any Subsidiary of the Borrower.

      "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

      "Letter of Credit" means any standby letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
Section 2.1(b).

      "Letter of Credit Fee" shall have the meaning provided in Section
3.5(b)(i).

      "Licenses" means all licenses, permits and other grants of authority obtained or required to be obtained from any Governmental Authorities in connection with the management or operation of the business of the members of the Consolidated Group or the ownership, lease, license or use of any Property of the members of the Consolidated Group.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof).

      "Loan" means any the Revolving Loans, Swingline Loans and Term Loans, and the Base Rate Loans, Eurodollar Loans and Quoted Rate Swingline Loans comprising the Revolving Loans, Swingline Loans and Term Loans.

      "LOC Commitment" means, with respect to the Issuing Lender, the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit in an aggregate principal amount outstanding up to the LOC Committed Amount and, with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase Participation Interests in the LOC Obligations in an aggregate amount up to such Revolving Lender's Revolving Commitment Percentage of the LOC Committed Amount.

      "LOC Committed Amount" shall have the meaning provided in Section 2.1(b).

      "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

      "LOC Obligations" means, at any time, the sum of (i) the maximum amount that is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not yet reimbursed.

      "Material Adverse Effect" means a material adverse effect on (i) the financial condition, operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of any member of the Consolidated Group to perform any material obligation under any Credit Document to which it is a party or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

      "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Medicaid" means that means-tested entitlement program under Title XIX, P.L. 89-87, of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at
Section 1396, et seq. of Title 42 of the United Sates Code, as amended.

      "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above;
(iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
(iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

      "Medical Reimbursement Programs" means a collective reference to the Medicare, Medicaid and CHAMPUS programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

      "Medicare" means that government-sponsored entitlement program under Title XVIII, P.L. 89-87, of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals, as set forth at
Section 1395, et seq. of Title 42 of the United States Code, as amended.

      "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, HCFA, HHS, OIG, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

      "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

      "Mortgages" means any mortgages, deeds of trust, security deeds or like instruments given to the Administrative Agent, for the ratable benefit of the Lenders, to secure the obligations of the Credit Parties under the Credit Documents, as such mortgages, deeds of trust, security deeds or like instruments may be amended and modified from time to time.

      "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA.

      "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) to which any member of the Consolidated Group or any ERISA Affiliate and at least one employer other than the members of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

      "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any Asset Disposition, Equity Transaction or Debt Transaction, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and
(c) in the case of an Asset Disposition, the aggregate amount of Indebtedness secured by any of the Property that is the subject of such Asset Disposition and that is required by the terms thereof to be prepaid in connection with such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such member of the Consolidated Group in any Asset Disposition, Equity Transaction or Debt Transaction.

      "Net Changes in Working Capital" means, for any period for the Consolidated Group, an amount (positive or negative) equal to the sum of (a) the net amount of decreases (minus the amount of increases) in accounts receivable and inventory and (b) the amount of increases (minus the amount of decreases) in accounts payable, in each case on a consolidated basis determined in accordance with GAAP and as set forth in the audited annual consolidated financial statements of the Consolidated Group delivered to the Administrative Agent pursuant to Section 7.1(a).

      "Note" means any of the Revolving Notes, the Tranche A Term Notes and the Tranche B Term Notes.

      "Notice of Continuation/Conversion" means the written notice of Continuation or Conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

      "Notice of Request of Letter of Credit" means a written notice (or telephonic notice promptly confirmed in writing) in substantially the form of
Exhibit 2.2(a)(iii) that specifies (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, and
(D) the beneficiary.

      "Notice of Revolving Loan Borrowing" means a written notice (or telephonic notice promptly confirmed in writing) in substantially the form of Exhibit 2.2(a)(i) that specifies (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor.

      "Notice of Swingline Loan Borrowing" means a written notice (or telephonic notice promptly confirmed in writing) in substantially the form of Exhibit 2.2(a)(iii) that specifies (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Quoted Rate Swingline Loans or a combination thereof.

      "Obligations" means the Revolving Loans, LOC Obligations, Swingline Loans and Term Loans.

      "OIG" means the Office of Inspector General of HHS and any successor thereof.

      "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property by such Person as lessee that is not a Capital Lease.

      "Other Taxes" shall have the meaning provided in Section 3.11.

      "Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.6(b), in Swingline Loans as provided in Section 2.7 and in Loans as provided in Section 3.14.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

      "Permitted Acquisition" means any Acquisition by a member of the Consolidated Group, provided that (a) the consideration paid is not greater than the fair market value of the Property acquired; (b) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in the same or similar line of business as the members of the Consolidated Group on the Closing Date; (c) all Property to be acquired in connection with such Acquisition shall be located in the United States of America; (d) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (e) no Default or Event of Default shall exist immediately after giving effect to such Acquisition; (f) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date; (g) the Borrower shall have delivered to the Administrative Agent a compliance certificate signed by a Responsible Officer demonstrating compliance with the financial covenants in Section 7.10 for the most recent period of four consecutive fiscal quarters after giving effect to such Acquisition during such period on a Pro Forma Basis and reaffirming that the representations and warranties made hereunder are true and correct in all material respects as of such date; (h) the cash consideration (including, for purposes hereof, Indebtedness assumed but excluding Deferred Purchase Price Payments) paid in connection with any Acquisition (or series of related Acquisitions) shall not exceed $50,000,000; and (i) the cash consideration (including, for purposes hereof, Indebtedness assumed but excluding Deferred Purchase Price Payments) paid in connection with all Acquisitions shall not exceed $100,000,000 in any twelve-month period.

      "Permitted Investments" means Investments that are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other Property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing on the Closing Date and set forth in Schedule 8.6; (v) advances or loans to directors, officers and employees that do not exceed $3,000,000 in the aggregate at any one time outstanding; (vi) Investments by members of the Consolidated Group in and to Subsidiaries; (vii) initial capital Investments in Joint Ventures made after the Closing Date, provided that the aggregate initial capital Investment in any Joint Venture shall not exceed $500,000 and the aggregate initial capital Investments in all Joint Ventures shall not exceed $2,500,000 in any fiscal year; (viii) Investments in Capital Stock received as consideration for an Asset Disposition; (ix) Investments that constitute Permitted Acquisitions and (x) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $5,000,000 in the aggregate at any time outstanding.

      "Permitted Liens" means:

            (i) Liens in favor of the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents;

            (ii) Liens in favor of a Lender or an Affiliate of a Lender pursuant to a Hedging Agreement permitted hereunder, but only (A) to the extent such Liens secure obligations under such agreements permitted under
      Section 8.1, (B) to the extent such Liens are on the same collateral as to which the Lenders hereunder also have a Lien, and (C) so long as the obligations under such Hedging Agreement and the loans and obligations hereunder and under the other Credit Documents shall share pari passu in the collateral subject to such Liens;

            (iii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments, charges, levies and claims not required to be paid or discharged under Section 7.5 hereof;

            (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (v) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (vi) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay;

            (vii) easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

            (viii) Liens on Property of any Person securing Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches only to the Property financed or leased and such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof;

            (ix) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

            (x) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

            (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (xii) Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments;

            (xiii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

            (xiv) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

            (xv) (A) Liens in favor of Genzyme Corporation on all Genzyme Inventory which Liens are prior to the Liens in favor of the Collateral Agent, for the benefit of the Lenders, in the Genzyme Inventory pursuant to the terms of the Genzyme Intercreditor Agreement and (B) Liens in favor of Genzyme Corporation on all accounts receivable arising from the sale of Genzyme Inventory which Liens are subject to the terms of the Genzyme Intercreditor Agreement;

            (xvi) Liens in favor of Biogen US Corporation on all inventory of the Borrower and its Subsidiaries consisting of the prescription drug AVONEX, provided that such Liens are subordinated to the Liens in favor of the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents on terms and conditions reasonably satisfactory to the Collateral Agent;

            (xvii) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying Governmental Reimbursement Program Costs; provided that the Borrower, in each case, shall have established adequate reserves for such claims or actions; and

            (xviii) Liens existing as of the Closing Date and set forth on
      Schedule 6.8, provided that the scope of such Lien shall not be extended to or cover any Property other than the Property subject thereto on the Closing Date (and renewals, replacements and substitutions thereof and proceeds thereof).

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

      "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) that is covered by ERISA and with respect to which any member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

      "Pledge Agreement" means the pledge agreement dated as of the Closing Date given by the Credit Parties to the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents, as such pledge agreement may be amended and modified from time to time.

      "Prime Rate" means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Pro Forma Basis" means that, for purposes of calculating the financial covenants set forth in Section 7.10 (including, without limitation, for purposes of determining the applicable pricing level under the definition of "Applicable Percentage"), any Acquisition, Asset Disposition or Restricted Payment consummated during the applicable period shall be deemed to have occurred as of the first day of such period. In furtherance of the foregoing, (a) in the case of an Asset Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Disposition shall be excluded to the extent relating to any period prior to the date of such Asset Disposition and (ii) Indebtedness paid or retired in connection with such Asset Disposition shall be deemed to have been paid and retired as of the first day of the applicable period, and (b) in the case of an Acquisition, income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the date of such Acquisition (provided that any Funded Debt incurred to finance such Acquisition shall be deemed to have been incurred on the date of such Acquisition).

      "Pro Forma Statements" shall have the meaning provided in Section
5.1(d)(i).

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Quoted Rate" means, with respect to a Quoted Rate Swingline Loan, the fixed or floating percentage rate per annum, if any, offered by the Swingline Lender and accepted by the Borrower in accordance with the provisions hereof.

      "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at the Quoted Rate.

      "Rate Determination Date" shall have the meaning provided in the definition of "Applicable Percentage".

      "Recovery Event" means the receipt by any member of the Consolidated Group of any cash insurance proceeds, condemnation award or indemnification payments from third parties by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any Property.

      "Register" shall have the meaning provided in Section 11.3(c).

      "Regulation D, O, T, U, or X" means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

      "Required Lenders" means, at any time, Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than fifty percent (50%) of the Credit Exposure of all the Lenders at such time; provided, however, that the Credit Exposure of a Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. As used in the preceding sentence, "Credit Exposure" means, for any Lender, (a) at any time prior to the termination of the Commitments, the sum of (i) such Lender's Revolving Committed Amount plus (ii) the outstanding principal amount of the Tranche A Term Loan made by such Lender plus (iii) the outstanding principal amount of the Tranche B Term Loan made by such Lender, and (b) at any time after the termination of the Commitments, the aggregate principal amount of Obligations held by such Lender (taking into account in each case Participation Interests or obligations to participate therein).

      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or ordinance (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

      "Responsible Officer" of any Person means any of the chief executive officer, chief operating officer, president, senior vice president or chief financial officer of such Person.

      "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving any member of the Consolidated Group), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or dividends or distributions payable to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding, and
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding. The term "Restricted Payment" shall in no event include any distribution of Capital Stock of the Borrower or rights in respect of Capital Stock of the Borrower made pursuant to the terms of, or otherwise in connection with or relating to, a customary "poison pill" or similar shareholder rights plan, as such plan may be amended, restated, supplemented or otherwise modified from time to time.

      "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount up to such Revolving Lender's Revolving Commitment Percentage of the Aggregate Revolving Committed Amount.

      "Revolving Commitment Percentage" means, for each Revolving Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Revolving Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Revolving Lender is set forth on Schedule 2.1.

      "Revolving Committed Amount" means, with respect to each Revolving Lender, the amount of such Revolving Lender's Revolving Commitment. The initial Revolving Committed Amount of each Revolving Lender is set forth on Schedule 2.1.

      "Revolving Lender" means each Lender identified as a "Revolving Lender" on
Schedule 2.1(a) and its successors and assigns.

      "Revolving Loans" shall have the meaning provided in Section 2.1(a).

      "Revolving Notes" means the promissory notes in favor of each of the Revolving Lenders evidencing the Revolving Loans and Swingline Loans in substantially the form attached as Exhibit 2.5-1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      "Revolving Obligations" means the Revolving Loans, LOC Obligations and Swingline Loans.

      "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

      "Sale and Leaseback Transaction" means any arrangement pursuant to which any member of the Consolidated Group, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property that such member of the Consolidated Group (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person that is not a member of the Consolidated Group or (b) intends to use for substantially the same purpose as any other Property that has been sold or transferred (or is to be sold or transferred) by such member of the Consolidated Group to another Person that is not a member of the Consolidated Group in connection with such lease.

      "Securities Exchange Act" means the Securities Exchange Act of 1934.

      "Securitization Transaction" means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary (a "Securitization Subsidiary"), or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets that are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets. A Synthetic Lease shall not constitute a Securitization Transaction.

      "Security Agreement" means the security agreement dated as of the Closing Date given by the Credit Parties to the Collateral Agent to secure the obligations of the Credit Parties under the Credit Documents, as such security agreement may be amended and modified from time to time.

      "Services and Transition Agreement" means that certain Services and Transition Management Agreement dated as of June 13, 2002 by and among the Borrower, Gentiva Health Services, Inc. and the Subsidiaries of Gentiva Health Services, Inc. party thereto.

      "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan or a Multiple Employer Plan.

      "Social Security Act" means the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed to refer to any successor sections.

      "Stark I and II" means Section 1877 of the Social Security Act as set forth at Section 1395nn of Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

      "Subsidiary" means, as to any Person at any time, (a) any corporation more than fifty percent (50%) of whose Voting Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than fifty percent (50%) of the Voting Stock. Unless otherwise provided, "Subsidiary" shall refer to a Subsidiary of the Borrower.

      "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep-well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

      "Swingline Commitment" means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount outstanding up to the Swingline Committed Amount and, with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase Participation Interests in Swingline Loans up to such Revolving Lender's Revolving Commitment Percentage of the Swingline Committed Amount.

      "Swingline Committed Amount" shall have the meaning provided in Section 2.1(c).

      "Swingline Lender" means Bank of America and any successor in its such capacity.

      "Swingline Loan" shall have the meaning provided in Section 2.1(c).

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP. A Securitization Transaction shall not constitute a Synthetic Lease.

      "Taxes" shall have the meaning provided in Section 3.11.

      "Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan.

      "Termination Date" means June 13, 2007.

      "Tranche A Term Lender" means each Lender identified on identified on
Schedule 2.1 as a "Tranche A Term Lender" and its successors and assigns.

      "Tranche A Term Loan" shall have the meaning assigned to such term in
Section 2.1(d).

      "Tranche A Term Loan Percentage" means, for each Tranche A Term Lender, a fraction (expressed as a percentage) the numerator of which is the amount of such Tranche A Term Lender's Tranche A Term Loan at such time and the denominator of which is the aggregate amount of the Tranche A Term Loans of all the Tranche A Term Lenders at such time. The initial Tranche A Term Loan Percentage of each Tranche A Term Lender is set forth on Schedule 2.1.

      "Tranche A Term Notes" means the promissory notes in favor of each of the Tranche A Term Lenders evidencing the Tranche A Term Loans in substantially the form attached as Exhibit 2.5-2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      "Tranche B Term Lender" means each Lender identified on identified on
Schedule 2.1 as a "Tranche B Term Lender" and its successors and assigns.

      "Tranche B Term Loan" shall have the meaning assigned to such term in
Section 2.1(e).

      "Tranche B Term Loan Percentage" means, for each Tranche B Term Lender, a fraction (expressed as a percentage) the numerator of which is the amount of such Tranche B Term Lender's Tranche B Term Loan at such time and the denominator of which is the aggregate amount of the Tranche B Term Loans of all the Tranche B Term Lenders at such time. The initial Tranche B Term Loan Percentage of each Tranche B Term Lender is set forth on Schedule 2.1.

      "Tranche B Term Notes" means the promissory notes in favor of each of the Tranche B Term Lenders evidencing the Tranche B Term Loans in substantially the form attached as Exhibit 2.5-3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      "Transaction" means the acquisition by the Borrower of the Acquired
Company.

      "Transaction Documents" means the Asset Purchase Agreement, the Services and Transition Agreement and the other documents and agreements delivered in connection therewith.

      "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      "Wholly Owned Subsidiary" of any Person means any Subsidiary one hundred percent (100%) of whose Voting Stock (other than, with respect to Foreign Subsidiaries, Capital Stock held pursuant to director's qualifying share requirements under applicable law) is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

1.2   Computation of Time Periods.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.3   Accounting Terms.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the annual audited financial statements referenced in Section 6.1(a)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within sixty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.


                                    SECTION 2

                                CREDIT FACILITIES

2.1   Commitments.

      (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower in Dollars from time to time in the amount of such Revolving Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "Aggregate Revolving Committed Amount"), and (ii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Revolving Obligations outstanding at any time shall not exceed such Revolving Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

      (b) Letter of Credit Commitment. During the Commitment Period, in reliance upon the agreements of the Revolving Lenders set forth in Section 2.6 and subject to the terms and conditions hereof and of the LOC Documents, if any, the Issuing Lender shall issue, and the Revolving Lenders shall participate in, such standby Letters of Credit in Dollars as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of LOC Obligations shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "LOC Committed Amount"), (ii) with regard to the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount, and (iii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of Revolving Obligations outstanding at any time shall not exceed such Revolving Lender's Revolving Committed Amount. Letters of Credit shall not have an original expiry date more than one year from the date of issuance or extension. No Letter of Credit shall have an expiry date, whether as originally issued or by extension, extending beyond the date thirty (30) days prior to the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day. Without the consent of the Required Lenders, the Issuing Lender shall not issue any Letter of Credit after the occurrence and during the continuation of an Event of Default (subject to Section 10.5(b)).

      (c) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender agrees to make revolving credit loans (the "Swingline Loans") to the Borrower in Dollars from time to time for the purposes hereinafter set forth; provided that (i) the aggregate principal amount of Swingline Loans shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (as such amount may be reduced from time to time in accordance with the provisions hereof, the "Swingline Committed Amount"), and
(ii) with regard to the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans may consist of Base Rate Loans or Quoted Rate Swingline Loans, or a combination thereof, as the Borrower may request and the Swingline Lender may agree, and may be repaid and reborrowed in accordance with the provisions hereof. Without the consent of the Required Lenders, the Swingline Lender shall not make any Swingline Loan after the occurrence and during the continuation of an Event of Default (subject to Section 10.5(b)).

      (d) Tranche A Term Loan. Subject to the terms and conditions hereof, each Tranche A Term Lender severally agrees to make a term loan (the "Tranche A Term Loans") to the Borrower in Dollars in a single advance on the Closing Date in the amount of such Tranche A Term Lender's Tranche A Term Loan Percentage of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) for the purposes hereinafter set forth. The Tranche A Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Tranche A Term Loans may not be reborrowed.

      (e) Tranche B Term Loan. Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a term loan (the "Tranche B Term Loans") to the Borrower in Dollars in a single advance on the Closing Date in the amount of such Tranche B Term Lender's Tranche B Term Loan Percentage of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) for the purposes hereinafter set forth. The Tranche B Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Tranche B Term Loans may not be reborrowed.

2.2   Method of Borrowing.

      (a) Notice of Request for Extensions of Credit. The Borrower shall request an Extension of Credit by written notice (or telephonic notice promptly confirmed in writing) as follows:

            (i) Revolving Loans. In the case of Revolving Loans, the Borrower shall submit a Notice of Revolving Loan Borrowing to the Administrative Agent not later than 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Revolving Loan Borrowing pursuant to this Section 2.2(a)(i), the contents thereof and each Revolving Lender's share of any borrowing to be made pursuant thereto.

            (ii) Letters of Credit. In the case of Letters of Credit, the Borrower shall submit a Notice of Request of Letter of Credit to the Issuing Lender with a copy to the Administrative Agent not later than 12:00 noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Lender).

            (iii) Swingline Loans. In the case of Swingline Loans, the Borrower shall submit a Notice of Swingline Loan Borrowing to the Swingline Lender with a copy to the Administrative Agent not later than 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested borrowing. Each Swingline Loan shall have a maturity date as the Borrower may request and the Swingline Lender may agree.

      (b) Minimum Amounts. Each Revolving Loan advance shall be (i) in the case of Eurodollar Loans, in a minimum principal amount of $2,500,000 and integral multiples of $250,000 in excess thereof and (ii) in the case of Base Rate Loans, $1,000,000 (or, if less, the remaining Aggregate Revolving Committed Amount) and integral multiples of $250,000 in excess thereof. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

      (c) Information Not Provided. If in connection with any such request for a Revolving Loan, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one month, or (ii) the type of loan requested, the Borrower shall be deemed to have requested a Base Rate Loan.

      (d) Maximum Number of Eurodollar Loans. Revolving Loans may be comprised of no more than eight (8) Eurodollar Loans outstanding at any time. Tranche A Term Loans may be comprised of no more than four (4) Eurodollar Loans outstanding at any time. Tranche B Term Loans may be comprised of no more than four (4) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

2.3   Interest.

      Subject to Section 3.1, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

            (a) Base Rate Loans. During such periods as the Loans shall be comprised of Base Rate Loans, the Adjusted Base Rate;

            (b) Eurodollar Loans. During such periods as the Loans shall be comprised of Eurodollar Loans, the Adjusted Eurodollar Rate; and

            (c) Quoted Rate Swingline Loans. During such periods as the Swingline Loans shall be comprised of Quoted Rate Swingline Loans, the Quoted Rate.

2.4   Repayment.

      (a) Revolving Loans. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

      (b) Swingline Loans. The principal amount of all Swingline Loans shall be due and payable in full on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Swingline Loan or (B) the Termination Date.

      (c) Tranche A Term Loans. The principal amount of the Tranche A Term Loans shall be repaid in consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 9.2:

               Payment Date                       Payment Amount
               June 30, 2003                        $3,750,000
            September 30, 2003                      $3,750,000
             December 31, 2003                      $3,750,000
              March 31, 2004                        $3,750,000

               June 30, 2004                        $3,750,000
            September 30, 2004                      $3,750,000
             December 31, 2004                      $3,750,000
              March 31, 2005                        $3,750,000

               June 30, 2005                        $5,625,000
            September 30, 2005                      $5,625,000
             December 31, 2005                      $5,625,000
              March 31, 2006                        $5,625,000

               June 30, 2006                        $5,625,000
            September 30, 2006                      $5,625,000
             December 31, 2006                      $5,625,000
              March 31, 2007                     Unpaid balance of
                                                Tranche A Term Loans

      (d) Tranche B Term Loans. The principal amount of the Tranche B Term Loans shall be repaid in consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 9.2:

               Payment Date                       Payment Amount
               June 30, 2002                         $312,500
            September 30, 2002                       $312,500
             December 31, 2002                       $312,500

              March 31, 2003                         $312,500

               June 30, 2003                         $312,500
            September 30, 2003                       $312,500
             December 31, 2003                       $312,500
              March 31, 2004                         $312,500

               June 30, 2004                         $312,500
            September 30, 2004                       $312,500
             December 31, 2004                       $312,500
              March 31, 2005                         $312,500

               June 30, 2005                         $312,500
            September 30, 2005                       $312,500
             December 31, 2005                       $312,500
              March 31, 2006                         $312,500

               June 30, 2006                         $312,500
            September 30, 2006                       $312,500
             December 31, 2006                       $312,500
              March 31, 2007                         $312,500

               June 30, 2007                        $14,843,750
            September 30, 2007                      $14,843,750
             December 31, 2007                      $14,843,750
              March 31, 2008                        $14,843,750

               June 30, 2008                        $14,843,750
            September 30, 2008                      $14,843,750
             December 31, 2008                      $14,843,750
              March 31, 2009                     Unpaid balance of
                                                Tranche B Term Loans

2.5   Notes.

      The Revolving Loans and the Swingline Loans shall be evidenced by the Revolving Notes. The Tranche A Term Loans shall be evidenced by the Tranche A Term Notes. The Tranche B Term Loans shall be evidenced by the Tranche B Term Notes.

2.6   Additional Provisions relating to Letters of Credit.

      (a) Reports. The Issuing Lender will provide to the Administrative Agent for dissemination to the Revolving Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent, the Revolving Lenders or the Borrower promptly upon request of such Person or Persons.

      (b) Participation. Upon issuance of a Letter of Credit, each Revolving Lender shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Revolving Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Revolving Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

      (c) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (d) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Administrative Agent (who will promptly notify the other Revolving Lenders) of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date that such Revolving Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the Issuing Lender, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Lender or such Revolving Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

      (d) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.2(a)(i) with respect thereto) shall be promptly made to the Borrower by all Revolving Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Revolving Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan promptly upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Credit Party), then each such Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Revolving Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Revolving Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

      (e) Designation of other Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including, without limitation, Sections 2.1(c) and 2.2(a)(ii) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

      (f) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

      (g) Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

      (h)   Indemnification; Nature of Issuing Lender's Duties.

            (i) In addition to its other obligations under this Section 2.6, the Borrower hereby agrees to protect, indemnify, pay, save and hold the Issuing Lender and the Revolving Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel) that the Issuing Lender or any Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

            (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

            (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

            (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above, provided that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct damages (but not any consequential or exemplary damages) suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

            (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Lender or any Revolving Lender in respect of any liability incurred by the Issuing Lender or such Revolving Lender (A) to the extent arising out of the gross negligence or willful misconduct of the Issuing Lender or such Revolving Lender, as the case may be, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

      (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.6 shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Lender any amounts made available by such Revolving Lender to the Issuing Lender pursuant to this
Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

      (j) Limitation on Obligation of the Issuing Lender. Notwithstanding anything contained herein to the contrary, the Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, costs or expense that was not applicable on the Closing Date and that the Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy generally applicable to the issuance of letters of credit.

      (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application but excluding any Letter of Credit), this Credit Agreement shall control.

2.7   Additional Provisions relating to Swingline Loans.

      The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (a) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (b) whether any conditions specified in Section 5.2 are then satisfied, (c) whether a Default or an Event of Default then exists, (d) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (e) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (f) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (i) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is funded and (ii) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of Section 2.3, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1   Default Rate.

      Upon the occurrence, and during the continuance, of an Event of Default,
(i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate three percent (3%) greater than the rate that would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus three percent (3%)) and (ii) the Letter of Credit Fee shall accrue at a per annum rate three percent (3%) greater than the rate that would otherwise be applicable.

3.2   Continuation and Conversion.

      The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of Continuation or Conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.2(b), and
(iv) any request for Continuation or Conversion of a Eurodollar Loan that shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such Continuation or Conversion shall be effected by the Borrower by giving a Notice of Continuation/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Section 11.1, or at such other office as the Administrative Agent may designate to the Borrower in writing, prior to 12:00 noon (Charlotte, North Carolina time), on the Business Day of, in the case of the Conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the Continuation of a Eurodollar Loan as, or Conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed Continuation or Conversion, specifying the date of the proposed Continuation or Conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for Continuation or Conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Section 5.2. In the event the Borrower fails to request Continuation or Conversion of any Eurodollar Loan in accordance with this Section, or any such Conversion or Continuation is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each affected Lender notice as promptly as practicable of any such proposed Continuation or Conversion affecting any Loan.

3.3   Prepayments.

      (a) Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three Business Days prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.12, (ii) partial prepayments on Revolving Loans shall be minimum principal amounts of $2,500,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $250,000 in excess thereof and (iii) partial prepayments on Swingline Loans shall in minimum principal amounts of $100,000 and integral multiples of $100,000 in excess thereof.

      (b)   Mandatory Prepayments.

            (i) Committed Amounts. If at any time (A) the aggregate principal amount of Revolving Obligations shall exceed the Aggregate Revolving Committed Amount, (B) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount or (C) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount, the Borrower shall immediately upon the Administrative Agent's demand make payment on the Revolving Loans, on the Swingline Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the difference.

            (ii) Asset Dispositions and Recovery Events. The Borrower shall promptly prepay the Obligations as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Disposition or Recovery Event to the extent (A) such Net Cash Proceeds are not reinvested in Property to be used by any member of the Consolidated Group in the operation of its business within nine (9) months of the date of such Asset Disposition or Recovery Event, and (B) the aggregate amount of such Net Cash Proceeds not reinvested in accordance with the foregoing clause (A) shall exceed $10,000,000 in any fiscal year.

            (iii) Excess Cash Flow. Within 95 days after the end of the fiscal year ending June 30, 2003 and each fiscal year end thereafter, the Borrower shall prepay the Obligations in an amount equal to the percentage of Excess Cash Flow set forth opposite the Consolidated Leverage Ratio as of the end of such fiscal year in the following table:

      Level     Consolidated Leverage Ratio          Percentage of Excess Cash Flow
        1              < 1.0 to 1.0                             0.0%
        2      > or = 1.0 to 1.0 but < 2.0 to 1.0              50.0%
        3            > or = 2.0 to 1.0                         75.0%

      provided that if the application of any such prepayment would reduce the Consolidated Leverage Ratio to a lower "Level" (as such term is used in the table above), then the Borrower shall be required to make a prepayment equal to the percentage of Excess Cash Flow corresponding to the applicable Level (after giving effect to the application of the proceeds of such prepayment to the Obligations as provided in the immediately following clause (v)). [For example, if the application of a particular prepayment would reduce the Consolidated Leverage Ratio from 2.2:1.0 to 1.8:1.0, then the Borrower would be required to pay 75% of Excess Cash Flow to the extent necessary to cause the Consolidated Leverage Ratio, after giving effect to such prepayment, to be reduced to 2.00:1.0, and then 50% of the remainder of the Excess Cash Flow.]

            (iv) Debt Transactions and Equity Transactions. The Borrower shall immediately prepay the Obligations as hereafter provided in an amount equal to:

                  (A) one hundred percent (100%) of the Net Cash Proceeds received from any Debt Transaction; and

                  (B) one hundred percent (100%) of the Net Cash Proceeds received from any Equity Transaction, provided that the Borrower shall be required to make such prepayment only in an amount sufficient to cause the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter to be less than or equal to 1.0:1.0 (after giving effect to the application of such prepayment to the Obligations as provided in the immediately following clause
            (v)).

            (v) Effect of Application of Amounts on Consolidated Leverage Ratio. For purposes of determining the effect of prepayments required under the immediately preceding clauses (iii) and (iv) on the Consolidated Leverage Ratio, the amount of any such prepayments shall be deemed to have been applied to the Obligations as of the last day of the fiscal quarter most recently ended.

      (c)   Application.

            (i) Voluntary Prepayments. Voluntary prepayments on the Term Loans shall be applied pro rata to the Tranche A Term Loans and Tranche B Term Loans (and in each case pro rata to the remaining principal installments thereof) and, within the foregoing parameters, first to Base Rate Loans and then to Eurodollar Loans in direct order of interest period maturities. Voluntary prepayments on the Revolving Obligations shall be applied as directed by the Borrower or, if not so directed, first to Base Rate Loans (other than Swingline Loans), then to Eurodollar Loans in direct order of Interest Period maturities, then to Swingline Loans in direct order of maturities and then to a cash collateral account to secure LOC Obligations.

            (ii)  Mandatory Prepayments.

                  (A) Mandatory prepayments under Section 3.3(b)(i) shall be applied as directed by the Borrower.

                  (B) Mandatory prepayments under Section 3.3(b)(ii) (other than mandatory prepayments on account of the Acute Disposition) shall be applied pro rata to the Tranche A Term Loans, Tranche B Term Loans and Revolving Obligations (and, in the case of prepayments on the Terms Loans, to the remaining principal installments thereof in inverse order of maturity). Within the parameters of the immediately preceding sentence, mandatory prepayments shall be applied first to Base Rate Loans (other than Swingline

            Loans), then to Eurodollar Loans in direct order of Interest Period maturities, then to Swingline Loans in direct order of maturities and then to a cash collateral account to secure LOC Obligations.

                  (C) Mandatory prepayments under Section 3.3(b)(ii) on account of the Acute Disposition shall be applied to the Revolving Obligations until paid in full (and thereafter may be retained by the Borrower). Within the parameters of the immediately preceding sentence, mandatory prepayments shall be applied first to Base Rate Loans (other than Swingline Loans), then to Eurodollar Loans in direct order of Interest Period maturities, then to Swingline Loans in direct order of maturities and then to a cash collateral account to secure LOC Obligations.

                  (D) Mandatory prepayments under Sections 3.3(b)(iii) and 3.3(b)(iv) shall be applied pro rata to the Tranche A Term Loans and Tranche B Term Loans (and in each case to the remaining principal installments thereof in inverse order of maturity) until the Term Loans have been repaid in full and then to the Revolving Obligations. Within the parameters of the immediately preceding sentence, mandatory prepayments shall be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period maturities, then to Quoted Rate Swingline Loans in direct order of maturities and then to a cash collateral account to secure LOC Obligations.

            (iii) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Loans under Section 3.3(b)(ii), (iii) or (iv), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

3.4   Reduction and Termination of Commitments.

      (a) Voluntary Reduction of Commitments. The Commitments may be terminated or permanently reduced in whole or in part by the Borrower upon three Business Days prior written notice to the Administrative Agent, provided that
(i) after giving effect to any voluntary reduction the aggregate amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be in a minimum principal amount of $2,500,000 and in integral multiples of $1,000,000 in excess thereof.

      (b) Mandatory Reduction of Commitments. The Aggregate Revolving Committed Amount automatically shall be permanently reduced from time to time in an amount equal to the amount of any prepayment required by Sections 3.3(b)(ii) (other than any prepayment on account of the Acute Disposition).

      (c) Termination of Commitments. The Commitments shall terminate on the Termination Date.

3.5   Fees.

      (a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Aggregate Revolving Committed Amount for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof). For purposes of computation of the Commitment Fee, (i) Swingline Loans shall not be counted toward or considered usage of the Aggregate Revolving Committed Amount and (ii) LOC Obligations shall be counted toward and considered usage of the Aggregate Revolving Committed Amount.

      (b)   Letter of Credit Fees.

            (i) Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Letter of Credit Fee") on such Revolving Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

            (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee (the "Issuing Lender Fee") of one-eighth of one percent (0.125%) on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. The Issuing Lender Fee hereunder shall be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or portion thereof) and on the Termination Date.

      (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter.

3.6   Capital Adequacy.

      If any Lender has reasonably determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (including, for purposes hereof, the parent company of such Lender) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. Each Lender agrees to notify the Borrower of any event occurring after the date hereof entitling such Lender to compensation under this Sections as promptly as practicable; provided, however, the failure of any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, further, however, a Lender shall be entitled to compensation under this Section only for events occurring during the 180-day period ending on the date the Borrower receives the notice described in this sentence. Each Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section.

3.7   Limitation on Eurodollar Loans.

      If on or prior to the first day of any Interest Period for any Eurodollar
Loan:

            (a) the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans with respect to the affected currency.

3.8   Illegality.

      Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender (or its Applicable Lending Office) to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9   Requirements of Law.

      If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

            (a) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

            (b) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

            (c) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A Lender shall be entitled to compensation under this Section only for events occurring during the 180-day period ending on the date the Borrower receives the notice described in the immediately preceding sentence. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder, which shall be prima facie evidence of the matters stated therein. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.10  Treatment of Affected Loans.

      If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of then-current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.11  Taxes.

      (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and (ii) taxes arising after the Closing Date as a result of or attributable to a Lender changing its Applicable Lending Office after the date on which such Lender becomes a party hereto (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and withholdings, (iii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies that arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

      (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or such Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

      (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Internal Revenue Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

      (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender that is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office or take such other steps as the Borrower may reasonably request so as to eliminate or reduce any such additional payment that may thereafter accrue if such change or steps, in the reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

      (g) Within thirty days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

      (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.12  Funding Losses.

      Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. The Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.

3.13  Pro Rata Treatment.

      (a) Loans. Except to the extent otherwise provided herein, each Revolving Loan advance, each payment or prepayment of principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on any Revolving Loan, or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Commitment Fee, each payment of the Letter of Credit Fee, each reduction of Aggregate Revolving Committed Amount, and each conversion or extension of Revolving Loan shall be allocated pro rata among the Revolving Lenders according to their respective Revolving Commitment Percentages. Except to the extent otherwise provided herein, each payment or prepayment of principal of any Tranche A Term Loan, each payment of interest on any Tranche A Term Loan and each conversion or extension of any Tranche A Term Loan shall be allocated pro rata among the Tranche A Term Lenders according to their respective Tranche A Term Loan Percentages. Except to the extent otherwise provided herein, each payment or prepayment of principal of any Tranche B Term Loan, each payment of interest on any Tranche B Term Loan and each conversion or extension of any Tranche B Term Loan shall be allocated pro rata among the Tranche B Term Lenders according to their respective Tranche B Term Loan Percentages.

      (b)   Advances. Except to the extent otherwise provided herein:

            (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

            (ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the

            Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b)(ii)(B) shall be conclusive, absent manifest error.

3.14  Sharing of Payments.

      (a) Lenders. The Lenders agree that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligation or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loan, LOC Obligation and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Lenders share such payment ratably in accordance with the provisions of this Credit Agreement. The Lenders further agree that if payment to any such Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender that shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each such Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

      (b) Lenders and Administrative Agent. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.

3.15  Payments, Computations, etc.

      (a) Time of Payments. All payments shall be made to the Administrative Agent not later than 2:00 P.M. (Charlotte, North Carolina time).

      (b) Generally. Except as otherwise specifically provided herein, all payments shall be made to the Administrative Agent in Dollars in immediately available funds, and shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Payments received after the time set forth in Section 3.15(a) shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower maintained with such Administrative Agent (with prompt notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
Section 3.14(a) and Section 3.15(b)). The Administrative Agent will distribute such payments to the Lenders if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise such Administrative Agent will distribute such payment to the Lenders entitled thereto on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension). Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of the actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans determined by reference to the Prime Rate, which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

      (c) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents in connection therewith) shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel) of the Collateral Agent incurred in connection with the execution of its duties as collateral agent in exercising or attempting to exercise rights and remedies in respect of the Collateral and all protective advances made with respect thereto;

                  SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel) of the Administrative Agent in connection with enforcing the rights and remedies of the Lenders under the Credit Documents and any protective advances made with respect thereto;

                  THIRD, to payment of any fees owed to the Administrative
            Agent;

                  FOURTH, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel) of each of the Lenders hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

                  FIFTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  SIXTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of the outstanding LOC Obligations) and obligations owing from any Credit Party to a Lender or an Affiliate of a Lender under Hedging Agreements relating to the Obligations to the extent permitted hereunder;

                  SEVENTH, to all other Obligations and other obligations that shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

                  EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) except as otherwise provided, the Lenders shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that then outstanding Obligations held by such Lenders bears to the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH" and "SEVENTH" above; (iii) except as otherwise provided, the Lenders and, with respect to Hedging Agreements, their Affiliates, shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that then outstanding Obligations and obligations under such Hedging Agreements held by such Lender or such Affiliate bears to the aggregate amount of then outstanding Obligations and obligations under such Hedging Agreements held by all Lenders and Affiliates) of amounts available to be applied pursuant to clauses "SIXTH" above; and (iv) to the extent that any amounts available for distribution pursuant to clause "SIXTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied
      (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

3.16  Evidence of Debt.

      (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

      (b)   The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

      (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Obligations and other amounts owing hereunder to such Lender.

3.17  Treatment of Affected Lenders.

      If (a) a Lender requests compensation pursuant to Section 3.6, 3.9 or 3.11, (b) the obligation of a Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to
Section 3.8 or 3.9, (c) any Lender fails to consent to any waiver, consent, amendment or other modification to any Credit Document which (i) requires the unanimous written consent of all the Lenders under Section 11.6 and (ii) has been approved in writing by the Required Lenders, or (d) any Lender shall be a Defaulting Lender (any of the events described in clauses (a) through (d) above are "Replacement Events")), then, so long as there does not then exist any Event of Default, the Borrower may demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign all of its Commitments, if any, and Loans to one or more Eligible Assignees arranged by the Borrower in accordance with Section 11.3 for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees owing to the Affected Lender, provided that (i) the Borrower shall notify the Affected Lender of its intention to replace the Affected Lender within fifteen (15) days after the applicable Replacement Event, (ii) the Borrower shall arrange for the consummation of such assignment(s) within thirty (30) days after the applicable Replacement Event, and (iii) in the case of an Affected Lender that has requested compensation pursuant to Section 3.6, 3.9 or 3.11, the Borrower shall have paid to the Affected Lender such compensation. If the Borrower does not comply with clauses (i), (ii) and (iii) of the immediately preceding sentence, the Borrower's rights under this Section 3.16 with respect to the applicable Replacement Event shall terminate. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Administrative Agent or the Affected Lender be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense.


                                    SECTION 4

                                    GUARANTY

4.1   The Guaranty.

      (a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and to each of the holders of Guaranteed Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each of the Guarantors hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      (b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers or the granting of financial assistance) then the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code). In such case or otherwise at the request of the Administrative Agent, each Credit Party shall take such action and shall execute and deliver all such further documents required by the Administrative Agent to cause the obligations of such Guarantor to be enforceable to the extent required by this Credit Agreement.

4.2   Obligations Unconditional.

      The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the holders of the Guaranteed Obligations have been paid in full in respect of all Guaranteed Obligations, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements between any member of the Consolidated Group and any Lender, or any Affiliate of a Lender. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Lender or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

            (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Lender or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

            (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

4.3   Reinstatement.

      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4   Certain Additional Waivers.

      Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5   Remedies.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.6   Rights of Contribution.

      The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this
Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranty Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranty Obligations; (b) "Excess Payment" shall mean, in respect of any Guaranty Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranty Obligations; and (c) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this
Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

4.7   Guarantee of Payment; Continuing Guarantee.

      The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS

5.1   Closing Conditions.

      The obligation of the Lenders to enter into this Credit Agreement and to make the initial Extensions of Credit shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

            (a) Executed Credit Documents. Receipt by the Administrative Agent of: (i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for each Revolving Lender, (iii) a Tranche A Term Note for each Tranche A Term Lender, (iv) a Tranche B Term Note for each Tranche B Term Lender and (v) multiple counterparts of the Collateral Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

            (b) Transaction Documents. The Administrative Agent shall have received a certified copy of the definitive purchase agreement and all other related material documentation for the Transaction (including, without limitation, the Services and Transition Agreement) (in each case including schedules and exhibits), together with all amendments, modifications, supplements and waivers, all of which shall be in form and substance reasonably satisfactory to the Administrative

      Agent. The aggregate purchase price and the cash portion of the aggregate purchase price for the Transaction shall not be in excess of the aggregate purchase price contemplated by the Asset Purchase Agreement as in effect on January 2, 2002.

            (c) Consummation of Transaction. The Administrative Agent shall have received reasonably satisfactory evidence that the Transaction shall have been consummated (or contemporaneous with the advances of the initial Loans hereunder will be consummated) substantially in accordance with the terms of the Transaction Documents and substantially in compliance with applicable law and regulatory approvals.

            (d)   Financial Information.

                  (i) The Administrative Agent shall have received (A) the consolidated financial statements of the Borrower and its subsidiaries for the fiscal years ended June 30, 1999, 2000 and 2001, including balance sheets, income and cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (B) interim quarterly financial statements of the Borrower and its subsidiaries for the fiscal quarter ending December 31, 2001 (and March 31, 2002 if the Borrower has made such financial statements available publicly), (C) a pro forma balance sheet and income statement of the Borrower and its subsidiaries giving effect to the Transaction as contained in the Form S-4 filed with the Securities and Exchange Commission by the Borrower in connection with the Transaction (the pro forma statements described in this clause (C) are herein referred to as the "Pro Forma Statements") and (D) such other information relating to the Transaction as the Administrative Agent may reasonably request.

                  (ii) The Administrative Agent shall have received and in each case approved (A) the consolidated financial statements of the Acquired Company for the fiscal years ended January 2, 2000, December 31, 2000 and December 30, 2001 and for the nine months ending September 30, 2001, including balance sheets and statements of income and stockholders' equity, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and (B) interim monthly financial statements of the Acquired Company for January 2002 and February 2002.

                  (iii) The Administrative Agent and the Lenders shall have
            received such other financial information regarding the members of the Consolidated Group as may be reasonably requested by the Administrative Agent and the Lenders.

            (e) Legal Opinions. Receipt by the Administrative Agent of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated therein, in form and substance satisfactory to the Administrative Agent and the Lenders, and including, among other things, opinions regarding enforceability of the Credit Documents and the perfection of the security interests created thereby.

            (f) Corporate Documents. Receipt by the Administrative Agent of the following (or the equivalent) for each of the Credit Parties:

                  (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary (or individual performing equivalent function) of such Credit Party to be true and correct as of the Closing Date.

                  (ii) Bylaws. A copy of the bylaws, operating agreement or equivalent of such Credit Party certified by a secretary or assistant secretary (or individual performing equivalent function) of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                  (iii) Resolutions. Copies of resolutions of the board of
            directors (or comparable group of individuals) of such Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary (or individual performing equivalent function) of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                  (iv) Good Standing. A copy of a certificate of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and of the state where such Credit Party maintains its principal place of business.

                  (v) Officer's Certificate. An officer's certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of Exhibit 5.1 with appropriate insertions and attachments.

            (g) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, (i) confirming the matters contained in clauses (i) and (j) of this Section 5.1 and (ii) stating that immediately after giving effect to the initial Loans made and Letters of Credit issued on the Closing Date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

            (h) Personal Property Collateral. Receipt by the Administrative Agent of the following:

                  (i) Uniform Commercial Code Searches. Searches of Uniform Commercial Code filings in the state of formation of each Credit Party, the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located and each other jurisdiction where a filing would need to be made in order to perfect the Lender's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and Liens to be released in connection with the consummation of the Transaction.

                  (ii) Intellectual Property Searches. Searches of ownership of, and Liens on, Intellectual Property of each Credit Party in the appropriate governmental offices and evidence that no Liens exist other than Permitted Liens and Liens to be released in connection with the consummation of the Transaction;

                  (iii) Intellectual Property Filings. Such patent, trademark and copyright notices and filings as necessary or appropriate, in the Administrative Agent's discretion, to perfect the security interests in Intellectual Property.

                  (iv) Certificated Interests. Original certificates evidencing the Capital Stock pledged pursuant to the Collateral Documents, together with undated stock transfer powers executed in blank.

            (i) Consents. All material governmental, shareholder and third party consents (including Hart-Scott Rodino clearance) and approvals necessary in connection with the Transaction and the other transactions contemplated hereby shall have been obtained (or appropriate waivers obtained); all such consents and approvals shall be in force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transaction or such other transactions or that could seek or threaten any of the foregoing.

            (j) Judgments; Litigation. There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Transaction in the manner contemplated by the Transaction Documents, and (b) any pending or threatened action, suit, investigation or proceeding, which could reasonably be expected to have a Material Adverse Effect.

            (k) Availability. After giving effect to the Transaction and the initial Extensions of Credit made on the Closing Date, there shall be at least $35 million of availability existing under the Aggregate Revolving Committed Amount.

            (l) Leasehold Interests. In the case of each of the real property leasehold interests of the Borrower and its Subsidiaries identified on
      Schedule 5.1, the Administrative Agent shall have received such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Agent.

            (m) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the members of the Consolidated Group evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, without limitation, naming the Collateral Agent as additional insured (in the case of liability insurance) or sole loss payee (in the case of casualty insurance) on behalf of the Lenders.

            (n) Fees and Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses required to be paid on or before the Closing Date.

5.2   Conditions to all Extensions of Credit.

      The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein and in the other Credit Documents and that are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those that expressly relate to an earlier date).

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date of such Extension of Credit or after giving effect to such Extension of Credit unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

            (c) Other Conditions. The Borrower shall have satisfied the conditions set forth in Section 2 and, in the case of Continuations and Conversions, Section 3.2.

      Each request for an Extension of Credit (including Continuations and Conversions) and each acceptance by the Borrower of an Extension of Credit (including Continuations and Conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in this Section 5.2 have been satisfied.


                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit hereunder, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

6.1   Financial Condition.

      Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly, in all material respects, the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes:

            (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries dated as of June 30, 1999, June 30, 2000 and June 30, 2001, together with the related audited statements of income, stockholders' equity and cash flows for the respective fiscal years then ended, certified by Ernst & Young LLP, certified public accountants;

            (b) the unaudited, company-prepared balance sheets of the Borrower and its consolidated Subsidiaries dated as of December 31, 2001, together with the related unaudited, company-prepared statements of income, stockholders' equity and cash flows for the fiscal quarter then ended;

            (c) the audited consolidated balance sheets of the Acquired Company dated as of January 2, 2000, December 31, 2000 and December 30, 2001, together with the related audited statements of income and stockholders' equity for the respective fiscal years then ended, certified by Ernst & Young LLP, certified public accountants;

            (d) the audited consolidated balance sheet of the Acquired Company dated as of September 30, 2001, together with the related audited statements of income and stockholders' equity for the nine month period then ended, certified by Ernst & Young LLP, certified public accountants; and

            (e) after the Closing Date, the annual and quarterly financial statements provided in accordance with Sections 7.1(a) and (b).

      The Pro Forma Statements are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect. The representations regarding the financial statements referred to in the immediately preceding subsections (c) and (d) are only made to the knowledge of the Responsible Officers of the Borrower as of the date such representation is made.

6.2   No Changes or Restricted Payments.

      Since June 30, 2001:

            (a) for the period to the Closing Date, except as previously disclosed in writing to the Administrative Agent and the Lenders or except as disclosed in any public filings or reports filed by the Borrower with the Securities and Exchange Commission, (i) there have been no material sales, transfers or other dispositions of any material part of the business or property of the members of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or property (including the Capital Stock of any other person) by the members of the Consolidated Group, that are not reflected in the annual audited or company-prepared quarterly financial statements referenced in Section 6.1(a) and (b) hereof, and (ii) no Restricted Payments have been declared or paid by members of the Consolidated Group; and

            (b) there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group that has had or could reasonably be expected to have a Material Adverse Effect.

6.3   Organization; Existence; Compliance with Law.

      Each of the members of the Consolidated Group (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its Property, to lease the Property it leases as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Medicare Regulations, Medicaid Regulations and all other Requirements of Law applicable to it, or to its Properties, except to the extent that the failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, with respect to each member of the Consolidated Group (and in each case, except as would not be reasonably expected to have a Material Adverse Effect):

            (i) There is (A) no member of the Consolidated Group or, to the knowledge of the Responsible Officers of the Borrower, no individual employed by any member of the Consolidated Group that could reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event; and (B) to the knowledge of the Responsible Officers of the Borrower, no officer continuing to be employed by the Consolidated Group who may be expected to have individual culpability for matters under investigation by the OIG or other

      Governmental Authority unless such officer has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority or otherwise dealt with in a manner consistent with the corporate compliance program referred to in Section 7.15 hereof;

            (ii) Current billing policies, arrangements, protocols and instructions comply with requirements of Medical Reimbursement Programs, except where any such failure to comply could not reasonably be expected to result in an Exclusion Event;

            (iii) Current medical director compensation arrangements comply with state and federal anti-kick back, fraud and abuse, and Stark I and II requirements, except where any such failure to comply could not reasonably be expected to result in an Exclusion Event.

6.4   Power; Authorization; Enforceable Obligations.

      Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those that have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document constitutes a legal, valid and binding obligation of each Credit Party party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5   No Legal Bar.

      The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of the Properties or revenues of any member of the Consolidated Group pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents.

6.6   No Material Litigation and Disputes.

      (a) No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Responsible Officers of the Borrower, threatened by or against, any members of the Consolidated Group or against any of their respective Properties or revenues that (i) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

      (b) No default exists and, to the knowledge of the Responsible Officers of the Borrower, no default has been asserted, under any Contractual Obligations to which any members of the Consolidated Group are party that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.7   No Defaults.

      No Default or Event of Default has occurred and is continuing.

6.8   Ownership and Operation of Property.

      Each of the members of the Consolidated Group (i) has good and marketable title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien, except for Permitted Liens, and (ii) has obtained all licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, required as a result of the ownership of its Property and to the conduct of its business other than those the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

6.9   Intellectual Property.

      (a) Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, patents, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      (b) Set forth on Schedule 6.9 is a list of the Intellectual Property as of the Closing Date.

6.10  Taxes.

      Each of the members of the Consolidated Group has filed or caused to be filed all material income tax returns (federal, state, local and foreign) and all other material tax returns that are required to be filed and has paid (i) all amounts shown therein to be due (including interest and penalties) and (ii) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing, except for such taxes that are not yet delinquent or as are being contested in good faith by appropriate proceedings for which adequate reserves, if any, determined in accordance with GAAP have been established unless the failure to make any such payment could give rise to an immediate right to foreclose on a Lien securing such amounts. No tax claim or assessment has been asserted against members of the Consolidated Group that could reasonably be expected to have a Material Adverse Effect.

6.11  ERISA.

      Except as could not reasonably be expected to have a Material Adverse
Effect:

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Responsible Officers of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan;
      (ii) no "accumulated funding deficiency," as such term is defined in
      Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the knowledge of the Responsible Officers of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Responsible Officers of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to a Plan that has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and
      Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

            (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction that is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

6.12  Governmental Regulations, etc.

      (a) "Margin stock" (within the meaning of Regulation U) does not constitute more than twenty-five percent (25%) of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

      (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (c) No director, executive officer or principal shareholder of any member of the Consolidated Group is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

6.13  Subsidiaries.

      Set forth on Schedule 6.13 are all of the Subsidiaries of the Borrower as of the Closing Date, including the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights), ownership and ownership percentages thereof. The outstanding shares of Capital Stock of each Subsidiary have been validly issued, fully paid and are non-assessable and owned free of Liens other than Permitted Liens and are not the subject of buy-sell, voting trust or other shareholder agreement.

6.14  Purpose of Extensions of Credit.

      The proceeds of the Loans shall be used by the Borrower solely to (i) pay the cash portion of the purchase price for the Transaction, (ii) pay fees and expenses incurred in connection with the Transaction; and (iii) provide for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions).

6.15  Environmental Matters.

      Except as could not reasonably be expected to have a Material Adverse
Effect:

            (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

            (b) None of the Subject Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) None of the members of the Consolidated Group has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any Responsible Officer of any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties or the Businesses.

            (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.16  No Material Misstatements.

      None of the information, reports, financial statements, exhibits or schedules, taken as a whole, prepared by any member of the Consolidated Group (or prepared by the Administrative Agent and approved by the Borrower) and furnished by or on behalf of any member of the Consolidated Group to the Administrative Agent or any Lender in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not materially misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Credit Parties represents only that such forecast or projection was prepared in good faith and based upon assumptions believed to be reasonable.

6.17  Labor Matters.

      Except as could not reasonably be expected to have a Material Adverse
Effect:

            (a) There are no strikes or lockouts against any members of the Consolidated Group pending or, to the knowledge of the Responsible Officers of the Borrower, threatened;

            (b) The hours worked by and payments made to employees of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any case where a Material Adverse Effect could reasonably be expected to occur as a result of the violation thereof;

            (c) All payments due from members of the Consolidated Group, or for which any claim may be made against a member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective members of the Consolidated Group; and

            (d) None of the members of the Consolidated Group is party to a collective bargaining agreement.

6.18  Collateral Documents.

      The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.19  Location of Real Property and Leased Premises.

      (a) Set forth on Schedule 6.19(a) is a complete and correct list of all real property located in the United States and owned or leased by any Credit Party as of the Closing Date with street address and state where located.

      (b) Set forth on Schedule 6.19(b) is a list of all locations (other than those locations set forth on Schedule 6.19(a)) where any tangible personal property of any Credit Party is located as of the Closing Date, including street address and state where located.

      (c) Set forth on Schedule 6.19(c) is the chief executive office, state of formation and legal name of each Credit Party as of the Closing Date. If any Credit Party changes its state of formation or legal name, the Borrower shall notify the Administrative Agent thereof within thirty days after the date of such change.

6.20  Fraud and Abuse.

      Except as would not reasonably be expected to constitute a Material Adverse Effect, no member of the Consolidated Group or any of their respective officers, directors or, to the knowledge of the Responsible Officers of the Borrower, any Contract Providers have engaged in any activities that are prohibited under Medicare Regulations or Medicaid Regulations, including, without limitation, (i) knowingly and willfully making or causing to be made a false statement or a misrepresentation of any material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or a misrepresentation of any material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (A) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other federal health care program, or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other federal health program.

6.21  Licensing and Accreditation.

      Except as would not reasonably be expected to constitute a Material Adverse Effect, each member of the Consolidated Group and, to the knowledge of the Responsible Officers of the Borrower, each Contract Provider, has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in, operation of or management of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses, permits, authorizations and qualifications required under applicable law in connection with the ownership, operation or management of each of its Subsidiaries; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; and (iv) entered into and maintains in good standing its status as a Medicare Supplier and as a Medicaid Supplier. Except as would not reasonably be expected to constitute a Material Adverse Effect, to the knowledge of the Responsible Officers of the Borrower, each Contract Provider is duly licensed by each state, state agency, commission or other Governmental Authority having jurisdiction over the provisions of such services by such Person in the locations where the members of the Consolidated Group conduct business, to the extent such licensing is required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Consolidated Group to operate as currently operated and as contemplated to be operated, and all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

6.22  Solvency.

      Immediately after giving effect to the initial Extensions of Credit made on the Closing Date, (i) the fair value of the assets of the Credit Parties taken as a whole will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Credit Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (iii) the Credit Parties taken as a whole will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

6.23  No Other Broker's Fees.

      None of the members of the Consolidated Group owes to any Person other than the Lenders and their affiliates, or otherwise has any obligation in respect of any finder's fees, broker's fees, investment banker's fees or other similar fees in connection with the transactions contemplated in the Credit Agreement and the other Credit Documents, other than the fees payable to Thomas Weisel Partners LLC.

6.24  Transaction.

         The Transaction has been consummated substantially in accordance with the terms of Transaction Documents and substantially in compliance with applicable material laws and regulatory approvals.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

7.1   Information Covenants.

      The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent (with a copy for each of the Lenders):

            (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Consolidated Group as of the end of such fiscal year, together with related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be audited by Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the members of the Consolidated Group as a going concern or any other material qualifications or exceptions.

            (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter), an unaudited consolidated balance sheet of the Consolidated Group as of the end of such fiscal quarter, together with related unaudited consolidated statements of income, stockholders' equity, operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Officer's Certificate. At the time of delivery of the financial statements required by Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

            (d) Annual Budgets. Within sixty (60) days following the end of each fiscal year of the Borrower, beginning with the fiscal year ending June 30, 2002, an annual capital budget and operating budget for the Consolidated Group for the then current fiscal year.

            (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default under the financial covenants set forth in Section 7.10 and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

            (f) Schedule Updates. At the time of delivery of the financial statements required by Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer of the Borrower (i) listing of (A) all applications, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date) and (B) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks, and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any member of the Consolidated Group that was renewed, replaced or modified during the period covered by such financial statements.

            (g)   Auditor's Reports. Promptly (and in any event within thirty
      (30) days) upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim or special audit of the books of such Person.

            (h) Reports. Within ten (10) days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any member of the Consolidated Group shall file with the Securities and Exchange Commission, or any successor agency.

            (i) Reports to Shareholders. Within ten (10) days of the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

            (j) Environmental and OSHA Reports. Promptly (and in any event within ten (10) days) of the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Safety and Health Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

            (k) Notices. Upon any Responsible Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five (5) Business Days) of (i) the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any member of the Consolidated Group:
      (A) the commencement of any litigation, arbitral or governmental proceeding against such member that could reasonably be expected to have a Material Adverse Effect; (B) the institution of any proceedings against such member with respect to an alleged violation of any federal, state or local law, rule or regulation, including, without limitation, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect; (C) the institution of any proceeding against such member to suspend, revoke or terminate its participation in a Medical Reimbursement Program or notice of an Exclusion Event, that, in each case if not promptly responded to, complied with or cured could reasonably be expected to result in an Exclusion Event; (D) the receipt of a notice of intent to exclude such member issued by the OIG that if not promptly responded to, complied with or cured could reasonably be expected to result in an Exclusion Event; or (E) a notice of loss of participation Medical Reimbursement Program or loss of applicable health care license or certificate of authority, and all other material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority that, if not promptly responded to, complied with or cured, could reasonably be expected to result in the suspension or forfeiture of any license or certification necessary for the Borrower or any of its Subsidiaries to carry on its business as then conducted or the termination of its participation in a Medical Reimbursement Program available to the Borrower or any of its Subsidiaries.

            (l) ERISA. Upon any Responsible Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within ten (10) Business Days) of: (i) any event or condition, including, without limitation, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts that any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto, the failure of which could reasonably be expected to have a Material Adverse Effect; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by a Responsible Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, that has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, without limitation, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (m)   Environmental.

                  (i) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition that the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.15 to be untrue in any material respect, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Subject Properties (as defined in Section 6.15) and as to the compliance by any member of the Consolidated Group with Environmental Laws at such Subject Properties. If the Credit

            Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for the same, and the members of the Consolidated Group hereby grant to the Administrative Agent and their representatives access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                  (ii) The members of the Consolidated Group will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

            (n) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any member of the Consolidated Group as the Administrative Agent or the Required Lenders may reasonably request.

7.2   Preservation of Existence and Franchises.

      Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect (a) its existence and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, its Licenses, rights, franchises and authority.

7.3   Books and Records.

      Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

7.4   Compliance with Law.

      Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect. Specifically, but without limiting the foregoing, and except where any such failure to comply could not reasonably be expected to result in either an Exclusion Event or a Material Adverse Effect: (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medical Reimbursement Programs; and (ii) medical director compensation arrangements will comply with state and federal anti-kick back/fraud and abuse, and Stark I and II, requirements.

7.5   Payment of Taxes and Other Lawful Claims.

      Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, and (b) all material lawful claims (including claims for labor, materials and supplies) that, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that no member of the Consolidated Group shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith by appropriate proceedings for which adequate reserves, if any, determined in accordance with GAAP have been established, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

7.6   Insurance.

      (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including workers' compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any member of the Consolidated Group or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies.

      (b) The insurance coverage of the members of the Consolidated Group as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

7.7   Maintenance of Property.

      Except as a result of transactions permitted under Sections 8.4 and 8.5 of this Credit Agreement, each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8   Use of Proceeds; Margin Stock.

      The Borrower will use the proceeds of Extensions of Credit solely for the purposes set forth in Section 6.14. No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U or any "margin security" within the meaning of Regulation T.

7.9   Audits/Inspections.

      Upon reasonable notice and during normal business hours (or, following the occurrence and during the continuation of an Event of Default, at any time without notice), each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person and the accountants and auditors of such Person. The Credit Parties agree that the Administrative Agent, and its representatives, may conduct one audit of the Collateral each calendar year and such audit shall be at the expense of the Credit Parties.

7.10  Financial Covenants.

      (a) Consolidated Leverage Ratio. As of the end of each fiscal quarter set forth below, the Consolidated Leverage Ratio shall not be greater than the ratio set forth opposite such fiscal quarter:

                                                         Maximum Consolidated
                     Fiscal Quarter End                     Leverage Ratio
            June 30, 2002                                     2.75:1.00
            September 30, 2002                                2.75:1.00
            December 31, 2002                                 2.75:1.00
            March 31, 2003                                    2.75:1.00
            June 30, 2003 and each fiscal quarter             2.50:1.00
            ending thereafter

      (b) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2002), the Consolidated Fixed Charge Coverage Ratio shall not be less than 1.5:1.0.

      (c) Consolidated Net Worth. As of the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2002), the Consolidated Net Worth shall not be less than the sum of (i) $415,955,000 plus (ii) as of the end of each fiscal quarter ending after March 31, 2002, an amount equal to ninety-percent (90%) of Consolidated Net Income (but not less than zero) for such fiscal quarter, such increases to be cumulative, plus (iii) an amount equal to one hundred percent (100%) of net proceeds from Equity Transactions occurring after the Closing Date (other than the equity issuance to the Sellers (as defined in the Asset Purchase Agreement) as consideration for the Transaction).

      (d) Consolidated Asset Coverage Ratio. As of the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2002), the Consolidated Asset Coverage Ratio shall not be less than 1.50:1.0.

      (e) Calculation of Financial Covenants on a Pro Forma Basis. Notwithstanding anything herein to the contrary, the calculation of the financial covenants in clauses (a), (b), (c) and (d) of this Section 7.10 (including, without limitation, for purposes of determining the applicable pricing level under the definition of "Applicable Percentage") shall be made on a Pro Forma Basis.

7.11  Additional Guarantors; Foreign Subsidiaries.

      (a) At any time the Borrower has any Domestic Subsidiary that is not a Guarantor (other than any Immaterial Subsidiary, the Excluded Subsidiary and any Securitization Subsidiary), the Borrower shall, within thirty (30) days of the formation or acquisition of such Domestic Subsidiary, deliver, or cause such Domestic Subsidiary to deliver, to the Administrative Agent (i) a Joinder Agreement duly executed by such Domestic Subsidiary, (ii) such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, (iii) a certificate of a Responsible Officer setting forth the legal name, the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights), ownership and ownership percentages of such Subsidiary, and any buy-sell, voting trust or other shareholder agreement relating to such Subsidiary, and (iv) such other items, including stock certificates and related stock powers and UCC financing statements, as may be required under Section 7.13.

      (b)   The Borrower will not form or acquire any Foreign Subsidiaries.

7.12  Pledged Assets.

      Each Credit Party will cause (i) all of its owned personal property located in the United States other than Excluded Property and (ii) all of its Eligible Real Property to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Collateral Agent to secure the obligations of the Borrower under the Credit Documents pursuant to the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Collateral Agent shall reasonably request, subject in any case to Permitted Liens. If any Credit Party acquires any Eligible Real Property subsequent to the Closing Date, such Credit Party shall (a) within thirty days of the acquisition thereof, notify the Administrative Agent thereof and (b) within sixty days after the acquisition thereof, deliver to the Collateral Agent with respect to such Eligible Real Property such surveys, title policies, appraisals, environmental reports, insurance certificates and other all documents, instruments and agreements reasonably requested by, and in each case in form, scope and details reasonably satisfactory to, the Collateral Agent.

7.13  Interest Rate Protection.

      Within sixty (60) days following the Closing Date, the Borrower shall have entered into interest rate protection agreements protecting against fluctuations in interest rates as to which the material terms are reasonably satisfactory to the Administrative Agent, which agreements shall provide coverage in an amount equal to at least fifty percent (50%) of the outstanding principal amount of the Loans and for a duration of at least one (1) year.

7.14  Landlord Lien Waivers.

      The Credit Parties shall use commercially reasonable efforts to obtain landlord lien waivers, in form and substance substantially similar to those delivered on the Closing Date or otherwise reasonably satisfactory to the Administrative Agent, for (a) each of the real property leasehold interests identified on Schedule 5.1 for which such landlord lien waivers were not provided on or before the Closing Date and (b) each other real property leasehold interests where Other Premises Inventory is stored or held, in each case unless waived by the Administrative Agent.

                                   SECTION 8

                               NEGATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

8.1   Indebtedness.

      The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness existing or arising under this Credit Agreement or the other Credit Documents;

            (b) Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and set forth on Schedule 8.1, and renewals, refinancings and extensions thereof provided that (i) the aggregate principal amount thereof outstanding on the date of such renewal, refinancing or extension shall not be increased and (ii) the terms of such renewal, refinancing or extension shall not be materially less favorable to the respective obligors than the terms of such existing Indebtedness;

            (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (d) obligations of the Borrower or any of its Subsidiaries owing under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

            (e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 8.6 in the case of the member of the Consolidated Group extending the loan, advance or credit);

            (f) Support Obligations of any member of the Consolidated Group with respect to any Indebtedness of any other member of the Consolidated Group that is permitted under this Section 8.1;

            (g) Indebtedness arising or existing with respect to Governmental Reimbursement Program Costs; and

            (h) other unsecured Funded Debt of the Borrower and its Subsidiaries in an aggregate outstanding principal amount of up to $15,000,000 at any time.

8.2   Liens.

      The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

8.3   Nature of Business.

      The Credit Parties will not permit any member of the Consolidated Group to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date; provided, the foregoing shall not prohibit any member of the Consolidated Group from engaging in any type of business engaged in by any other member of the Consolidated Group.

8.4   Merger and Consolidation, Dissolution and Acquisitions.

      (a) No member of the Consolidated Group will enter into any transaction of merger or consolidation, except that:

            (i) a Credit Party may be party to a transaction of merger or consolidation with another Credit Party, provided that if the Borrower is a party to such transaction, it shall be the surviving entity;

            (ii) a Foreign Subsidiary may be party to a transaction of merger or consolidation with a Subsidiary of the Borrower, provided that (A) if a Domestic Subsidiary is a party thereto, a Domestic Subsidiary shall be the surviving entity, and (B) if a Foreign Subsidiary is a party thereto and a Domestic Subsidiary is not a party thereto, the surviving entity shall be a Foreign Subsidiary;

            (iii) a Domestic Subsidiary of the Borrower may be a party to a transaction of merger or consolidation with a Person other than a member of the Consolidated Group, provided that (A) the surviving entity shall be a Domestic Subsidiary of the Borrower and (B) the transaction shall constitute a Permitted Acquisition; and

            (iv) a Subsidiary of the Borrower may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under Section 8.5.

      (b) No member of the Consolidated Group may dissolve, liquidate or wind up its affairs; provided, however, (i) a Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs so long as no Material Adverse Effect could reasonably be expected to result on account thereof and (ii) any other Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs so long as the Asset Disposition resulting from the disposition of Property allocated or to be distributed to a Person other than the Borrower or any of its Wholly Owned Subsidiaries in connection with such dissolution, liquidation or winding up is otherwise permitted under Section 8.5 hereof.

      (c) No member of the Consolidated Group shall make any Acquisition, unless:

            (i) in the case of an acquisition of Capital Stock of another Person, such Acquisition shall either (x) constitute a Permitted Acquisition or (y) the Required Lenders shall have consented to such Acquisition and the Borrower shall have delivered to the Required Lenders at least ten (10) Business Days prior to the date of such Acquisition the information described in the paragraph immediately following clause (ii) below with respect to such Acquisition;

            (ii) in the case of an Acquisition of all or any substantial portion of the Property (other than Capital Stock) of another Person, such Acquisition shall either (x) constitute a Permitted Acquisition or (y) the Required Lenders shall have consented to such Acquisition and the Borrower shall have delivered to the Required Lenders at least ten (10) Business Days prior to the date of such Acquisition the information described in the paragraph below with respect to such Acquisition.

      Within ten (10) Business Days of the consummation of any Permitted Acquisition, the Borrower shall deliver to the Administrative Agent the following information: (i) a copy of the signed acquisition agreement (together with schedules and exhibits) and all other documents and instruments executed or delivered in connection therewith that the Administrative Agent may reasonably request; (ii) a written description of the Person (or Property) acquired, including location and type of operations, key management, and real estate assets (including legal descriptions of any owned real estate), if any; (iii) to the extent available to the Borrower, audited or reviewed historical financial statements of the Person (or Property) acquired for the prior two years and the most recent interim statement; (iv) consolidated financial statements and projections for each of the first four full fiscal quarters ending after the closing of such Acquisition for both the Borrower and its Subsidiaries as well as the Person (or Property) being acquired giving effect to such Acquisition on a pro forma basis and (v) a copy of the package of financial and other information delivered to the board of directors of the Borrower in connection with their consideration of such Acquisition.

8.5   Asset Dispositions.

      The Credit Parties will not permit any member of the Consolidated Group to make any Asset Disposition other than the Acute Disposition, unless (a) at least eighty-five percent (85%) of the consideration paid therefor shall consist of cash and Cash Equivalents and any consideration other than cash and Cash Equivalents shall be limited to the Capital Stock of the purchaser, (b) if the subject transaction is a Sale and Leaseback Transaction, such transaction shall be permitted by Section 8.13, (c) if the subject transaction involves Capital Stock of a Subsidiary, the subject transaction is of a controlling interest in such Subsidiary, (d) the aggregate net book value of all assets sold, leased or otherwise disposed of in any fiscal year shall not exceed five percent (5%) of the total assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal year, (e) the assets sold, leased or otherwise disposed of in any fiscal year shall not have generated or accounted for more than five percent (5%) of Consolidated EBITDA as of the end of the immediately preceding fiscal year, (f) no Default or Event of Default shall exist immediately after giving effect thereto, (g) the Borrower shall have delivered to the Administrative Agent a compliance certificate signed by a Responsible Officer demonstrating compliance with the financial covenants in Section 7.10 for the most recent period of four consecutive fiscal quarters after giving effect to such Asset Disposition during such period on a Pro Forma Basis and reaffirming that the representations and warranties made hereunder are true and correct in all material respects as of such date, and (h) the Borrower shall have given written notice to the Administrative Agent at least ten (10) days in advance of the prospective disposition, and the terms thereof, in sufficient detail as to the book value and consideration to be paid, terms of disposition, and net proceeds expected therefrom and intended application thereof.

      The Administrative Agent will promptly deliver to the Borrower upon request, at the Borrower's expense, such release documentation (including delivery of applicable stock certificates) as may be reasonably requested to give effect to the release of subject Property from the Credit Documents securing the obligations hereunder in connection with Asset Dispositions permitted hereunder.

8.6   Investments.

      The Credit Parties will not permit any member of the Consolidated Group to make or permit to exist Investments in or to any Person, except for Permitted Investments.

8.7   Restricted Payments.

      The Credit Parties will not make, or permit any member of the Consolidated Group to make, any Restricted Payment, other than:

      (a) any non-Wholly Owned Subsidiary may pay cash dividends to the holders of its Capital Stock, provided that (i) such cash dividends shall be allocated to such holders ratably based on their respective ownership percentages of such Subsidiary, (ii) such cash dividends shall be paid solely with the operating income of such Subsidiary and (iii) the aggregate revenues of all non-Wholly Owned Subsidiaries as of the end of the immediately preceding fiscal quarter shall not exceed $100 million; and

      (b) the Borrower may make cash payments to repurchase outstanding shares of its common stock, provided that (i) the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter shall be equal to or less than 1.0:1.0, (ii) prior to making any such cash payment the Borrower shall deliver to the Administrative Agent a compliance certificate signed by a Responsible Officer demonstrating compliance with the financial covenants in Section 7.10 for the most recent period of four consecutive fiscal quarters after giving effect to such cash payment during such period on a Pro Forma Basis and (iii) the proceeds of the Loans shall not be used to make any such cash payments.

8.8   Modifications and Payments in respect of Funded Debt.

      None of the members of the Consolidated Group will:

      (a) After the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Funded Debt to shorten the maturity or average life to maturity thereof, require any principal payment sooner than previously scheduled or to increase the interest rate or fees applicable thereto; or

      (b) Except in connection with a refinancing or refunding permitted hereunder, make any prepayment, redemption, defeasance or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt (other than the Indebtedness under the Credit Documents and intercompany Indebtedness permitted hereunder) other than regularly scheduled payments of principal and interest on such Funded Debt.

8.9   Transactions with Affiliates.

      The Credit Parties will not permit any member of the Consolidated Group to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions between Credit Parties or with Wholly Owned Subsidiaries,
(b) transactions permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (c) normal compensation and reimbursement of expenses of officers and directors and (d) except as otherwise specifically limited in this Credit Agreement, other transactions that are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.10  Fiscal Year.

      The Credit Parties will not permit any member of the Consolidated Group to change its fiscal year.

8.11  Limitation on Restricted Actions; No Further Negative Pledges.

      (a) The Credit Parties will not permit any member of the Consolidated Group to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation, (iii) make loans, advances or capital contributions, (iv) sell, lease or otherwise transfer any of its properties or assets, or (v) guaranty any Indebtedness, in each case except for (x) such encumbrances or restrictions existing under or by reason of this Credit Agreement and the other Credit Documents and (y) as set forth on Schedule 8.11.

      (b) The Credit Parties will not permit any member of the Consolidated Group to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (i) pursuant to this Credit Agreement and the other Credit Documents,
(ii) pursuant to the terms of any purchase money Indebtedness permitted by
Section 8.1(c) to the extent such limitations relate only to the property that is the subject of such financing and (iii) as set forth on Schedule 8.11.

8.12  Ownership of Subsidiaries.

      Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any member of the Consolidated Group to (a) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (i) the non-Wholly Owned Subsidiaries existing on the Closing Date and identified on Schedule 8.12 and (ii) the Borrower can acquire or form a non-Wholly Owned Subsidiary after the Closing Date if the aggregate revenues of all non-Wholly Owned Subsidiaries as of the end of the immediately preceding fiscal quarter do not exceed $100 million, (b) permit any non-Wholly Owned Subsidiary to issue any shares of preferred Capital Stock to any Person other than to a member of the Consolidated Group or (c) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

8.13  Sale Leasebacks.

      The Credit Parties will not permit any member of the Consolidated Group to enter into any Sale and Leaseback Transaction unless such Sale and Leaseback Transaction constitutes purchase money Indebtedness permitted by Section 8.1(c).

                                    SECTION 9

                                EVENTS OF DEFAULT

9.1   Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a)   Payment. There shall occur a:

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c)   Covenants. There shall occur a:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(k)(i), 7.2, 7.8, 7.9, 7.10, 7.11, 7.12, 8.1, 8.2 or 8.4 through 8.13, inclusive;

                  (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (d) and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                  (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

            (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under
      Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens or material rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

            (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section
      8.4 or Section 8.5, the guaranty given by any Guarantor or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty; or

            (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group (other than an Immaterial Subsidiary); or

            (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $15,000,000 in the aggregate for the members of the Consolidated Group taken as a whole, (i) any member of the Consolidated Group shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            (h) Judgments. One or more judgments, settlements or decrees shall be entered against or agreed to by one or more of the members of the Consolidated Group (other than an Immaterial Subsidiary) involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments, settlements or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

            (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse
      Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, that is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, that is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or
      (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur that may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

            (j)   Ownership. There shall occur a Change of Control.

9.2   Acceleration; Remedies.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by, or cured to the satisfaction of, the requisite Lenders (pursuant to the voting requirements of Section 11.6), the Administrative Agent may, and upon the request and direction of the Required Lenders shall, by written notice to the Credit Parties take any of the following actions:

            (a) Termination of Commitments. Declare the Commitments terminated, whereupon the Commitments shall be immediately terminated.

            (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

            (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Revolving Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then-outstanding Letters of Credit in an amount equal to the maximum aggregate amount that may be drawn under all then-outstanding Letters of Credit.

            (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.


                                   SECTION 10

                       ADMINISTRATIVE AND COLLATERAL AGENT

10.1  Appointment and Authorization.

      (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Credit Documents and the Genzyme Intercreditor Agreement. Each Lender further authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically, without limitation, the provisions of Sections 8.1, 8.4 and 8.5. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, and neither shall have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against either the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

10.2  Delegation of Duties.

      Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.3  Liability.

      No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any Agent-Related Person under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

10.4  Reliance.

      (a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent or the Collateral Agent, as appropriate, shall, and in all other instances, the Administrative Agent or the Collateral Agent, as appropriate, may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or the Collateral Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

10.5  Notice of Default.

      (a) Administrative Agent and Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent or the Collateral Agent, as appropriate, for the account of the Lenders, unless such agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Such agent will notify the Lenders of its receipt of any such notice. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Administrative Agent and the Collateral Agent have received any such direction, each of the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      (b) Issuing Lender and Swingline Lender. Neither the Issuing Lender nor the Swingline Lender shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (including, without limitation, for purposes of Sections 2.1(b) and 2.1(c)), unless the Issuing Lender or Swingline Lender, as applicable, shall have received written notice from the Administrative Agent, the Collateral Agent, a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Issuing Lender and the Swingline Lender will notify the Administrative Agent of its receipt of any such notice.

10.6  Credit Decision; Disclosure of Information.

      Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent under the Credit Documents, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

10.7  Indemnification.

      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as appropriate, is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of either or both of the Administrative Agent and the Collateral Agent.

10.8  Individual Capacity.

      Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that each of the Administrative Agent, the Collateral Agent and the Issuing Lender shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

10.9  Successor.

      Either or both of the Administrative Agent and the Collateral Agent may resign upon thirty days notice to the Lenders. If either the Administrative Agent or the Collateral Agent resigns, the Required Lenders shall appoint from among the Lenders a successor administrative agent or collateral agent, as appropriate, for the Lenders, which successor administrative agent or collateral agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent or collateral agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, such resigning agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent or collateral agent, as appropriate, from among the Lenders. Upon the acceptance of its appointment as successor administrative agent or collateral agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the resigning Administrative Agent or Collateral Agent, as appropriate, and thereafter the term "Administrative Agent" or "Collateral Agent", as appropriate, shall mean such successor administrative agent or collateral agent, as appropriate, and the resigning agent's appointment, powers and duties as Administrative Agent or Collateral Agent shall be terminated. After any such resignation hereunder, the provisions of this
Section 10 and Sections 11.4 and 11.9 shall inure to the benefit of such resigning agent as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder. If no successor has accepted appointment as administrative agent or collateral agent, as appropriate, by the date thirty days following such resigning agent's notice of resignation, the resigning agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent, as appropriate, under the Credit Documents until such time, if any, as the Required Lenders appoint a successor agent as provided above.

10.10 Other Agents; Lead Managers.

      None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   SECTION 11

                                  MISCELLANEOUS

11.1  Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address (or, in the case of (b) above, facsimile number) set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

11.2  Right of Set-Off; Adjustments.

      Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

11.3  Successors and Assigns.

      (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 in the case of any assignment of a Revolving Commitment or Tranche A Term Loan or $1,000,000 in the case of any assignment of a Tranche B Term Loan unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of outstanding Swingline Loans and (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis, (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit 11.3(b) hereto, together with a processing and recordation fee of $3,500 (provided that only one processing and recordation fee of $3,500 shall be required in connection with (i) simultaneous assignments from a Lender to two or more Funds administered or managed by a common Person (or by Affiliates of a common Person) ("Affiliated Funds") and (ii) simultaneous assignments from two or more Affiliated Funds to the same Person or to other Affiliated Funds). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 11.5 and 11.9). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the information contained therein, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Credit Documents. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment that does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.3(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been received by the Borrower unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon five Business Days notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or as Swingline Lender, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.6(b)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.7.

11.4  No Waiver; Remedies Cumulative.

      No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5  Expenses; Indemnification.

      (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Credit Agreement, the other Credit Documents and the other documents to be delivered hereunder and in connection with advising the Administrative Agent as to its rights and responsibilities under the Credit Documents (in each case including, without limitation, reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel). The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered thereunder. The Borrower further agrees to permit the Administrative Agent to perform inventory and accounts receivable field audits at the Borrower's expense, provided that unless a Default shall then be in existence the Borrower's obligation to reimburse the Administrative Agent for such field audits shall be limited to one such field audit each fiscal year.

      (b) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of any Credit Party, the Administrative Agent and the Lenders under this Credit Agreement or any other Credit Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

      (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

11.6  Amendments, Waivers and Consents.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

            (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                  (i) extend the Termination Date or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any principal amortization payment of the Tranche A Term Loans or the Tranche B Term Loans, or any portion thereof,

                  (ii) reduce the rate or extend the time of payment of interest on any Loan or on any reimbursement obligation arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees,

                  (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                  (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                  (v) release the Borrower or, except as the result of or in connection with a dissolution, merger or disposition of a member of the Consolidated Group permitted under Section 8.4 or 8.5, all or substantially all of the Guarantors, from its or their obligations under the Credit Documents,

                  (vi) except as the result of or in connection with an Asset Disposition permitted under Section 8.5, release all or substantially all of the Collateral,

                  (vii) amend, modify or waive any provision of this Section 11.6(a), 3.13, 3.14, 3.15(b), 3.15(c), 9.1(a), 11.2, 11.3, 11.5 or
            11.9,

                  (viii) amend, modify or waive any provision of Section 3.6,
            3.7, 3.8, 3.9, 3.10, 3.11 or 3.12 in a manner materially adverse to such Lender,

                  (ix) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

                  (x) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                  (b) (i) without the consent of the Revolving Lenders holding in the aggregate more than 50% of the Revolving Commitments, or if the Revolving Commitments have been terminated, Revolving Lenders holding in the aggregate more than 50% of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein), (A) this Section 11.6(b)(i) may not be amended or waived and (B) Section 3.3(c) may not be amended or waived with regard to the application of any mandatory prepayment on the Revolving Obligations;

                         (ii) without the consent of the Tranche A Term Lenders holding in the aggregate more than 50% of the aggregate principal amount of the Tranche A Term Loans outstanding, (A) this Section 11.6(b)(ii) may not be amended or waived and (B) Section 3.3(c) may not be amended or waived with regard to the application of any mandatory prepayment on the Tranche A Term Loans;

                         (iii) without the consent of the Tranche B Term Lenders
            holding in the aggregate more than 50% of the aggregate principal amount of the Tranche B Term Loans outstanding, (A) this Section 11.6(b)(iii) may not be amended or waived and (B) Section 3.3(c) may not be amended or waived with regard to the application of any mandatory prepayment on the Tranche B Term Loans; and

            (c) without the consent of the Revolving Lenders holding in the aggregate more than 50% of the Revolving Commitments, or if the Revolving Commitments have been terminated, Revolving Lenders holding in the aggregate more than 50% of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein), no Default or Event of Default may be waived for purposes of Section 5.2(b);

            (d) without the consent of the Administrative Agent and the Collateral Agent, no provision of Section 10 may be amended;

            (e)   without the consent of the Issuing Lender, no provision of
      Section 2.1(b), 2.2(a)(ii), 2.6 or 3.5(b)(ii) may be amended; and

            (f)   without the consent of the Swingline Lender, no provision of
      Section 2.1(c), 2.2(a)(iii) and 2.7 may be amended.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
      Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

11.7  Counterparts.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

11.8  Headings.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9  Survival.

      All indemnities set forth herein, including, without limitation, in
Section 2.6(h), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

11.10 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial; Waiver of Punitive and Exemplary Damages.

      (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the state or federal courts located in Nashville, Tennessee or Charlotte, North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Nothing herein shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

      (b) Each of the Credit Parties hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND

WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      (d) Each party to this Credit Agreement hereby agrees that it shall not have a remedy of punitive or exemplary damages against any other party hereto in any Dispute and hereby waives any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially. As used is this clause (d), "Dispute" means any claim, demand, action or cause of action arising under any Credit Document or in any way connected with or related or incidental to the dealings of the parties hereto with respect to any Credit Document or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise.

11.11 Severability.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12 Entirety.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13 Binding Effect; Termination.

      (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

      (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding and all of the Commitments hereunder shall have expired or been terminated.

11.14 Confidentiality.

      Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or
(ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. If any Person required to keep Information confidential by the terms of this Section (or any agreement contemplated by this Section) is requested or required (by applicable laws or regulations or by any subpoena or similar legal process) to disclose such Information, such Person shall give the Borrower prompt notice of such request or requirement so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Section. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as is customary industry practice.

11.15 Source of Funds.

      Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

            (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

            (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed ten percent (10%) of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

            (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under
      Section 401(c)(1)(A) of ERISA; or

            (d) such funds constitute assets of one or more specific benefit plans that such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings provided in Section 3 of ERISA.

11.16 Conflict.

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [signature pages to follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           ACCREDO HEALTH, INCORPORATED,
                                    a Delaware corporation

                                    By:________________________________
                                    Name:
                                    Title:

GUARANTORS:                         SOUTHERN HEALTH SYSTEMS, INC.,
                                    a Tennessee corporation
                                    NOVA FACTOR, INC.,
                                    a Tennessee corporation
                                    HEMOPHILIA HEALTH SERVICES, INC.,
                                    a Tennessee corporation
                                    PHARMACARE RESOURCES INC.,
                                    a New York corporation
                                    SUNRISE HEALTH MANAGEMENT, INC.,
                                    a Georgia corporation
                                    BIO PARTNERS IN CARE, INC.,
                                    a Missouri corporation
                                    GENTIVA HEALTH SERVICES (QUANTUM) CORP., a Delaware corporation
                                    GENTIVA HEALTH SERVICES (INFUSION), INC., a Delaware corporation
                                    GENTIVA HEALTH RESOURCES, INC. (NEW YORK), a New York corporation

                                    By:________________________________
                                    Name:
                                    Title:
                                            of each of the Guarantors

                           [Signature Pages Continue]

ADMINISTRATIVE AGENT:               BANK OF AMERICA, N.A.,
                                    it its capacity as Administrative Agent

                                    By:________________________________
                                    Name:
                                    Title:

LENDERS:                            BANK OF AMERICA, N.A.,
                                    in its capacity as a Lender

                                    By:________________________________
                                    Name:
                                    Title:

                                    JPMORGAN CHASE BANK

                                    By:________________________________
                                    Name:
                                    Title:

                                    WACHOVIA BANK, NATIONAL ASSOCIATION

                                    By:________________________________
                                    Name:
                                    Title:

                                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                    By:________________________________
                                    Name:
                                    Title:

                                    BROWN BROTHERS HARRIMAN & CO.

                                    By:________________________________
                                    Name:
                                    Title:

                                    UNION PLANTERS BANK, NATIONAL ASSOCIATION

                                    By:________________________________
                                    Name:
                                    Title:

                                    CREDIT LYONNIAS NEW YORK BRANCH

                                    By:________________________________
                                    Name:
                                    Title:

                           [Signature Pages Continue]

                                    FLEET NATIONAL BANK

                                    By:________________________________
                                    Name:
                                    Title:

                                    SUNTRUST BANK

                                    By:________________________________
                                    Name:
                                    Title:

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS

                                    By:________________________________
                                    Name:
                                    Title:

                                    COMERICA BANK

                                    By:________________________________
                                    Name:
                                    Title:

                                    TRUST ONE BANK

                                    By:________________________________
                                    Name:
                                    Title:

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:________________________________
                                    Name:
                                    Title:

                                  Schedule 2.1

                                  COMMITMENTS

--------------------------------------------------------------------------------------------------------------------------------
                                              Revolving      Revolving     Tranche A     Tranche A    Tranche B      Tranche B
                                             Commitment      Committed     Term Loan     Term Loan    Term Loan      Term Loan
                   Lenders                   Percentage       Amount      Percentage      Amount      Percentage       Amount
--------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                       14.000000000%   $17,500,000  10.666666666%  $8,000,000  100.000000000%  $125,000,000
--------------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                         10.800000000%   $13,500,000  12.000000000%  $9,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, National Association         10.800000000%   $13,500,000  12.000000000%  $9,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
First Tennessee Bank National Association   10.800000000%   $13,500,000  12.000000000%  $9,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Brown Brothers Harriman & Co.               10.000000000%   $12,500,000  10.000000000%  $7,500,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Union Planters Bank, National Association    6.600000000%   $ 8,250,000   6.666666667%  $5,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Fleet National Bank                          6.600000000%   $ 8,250,000   6.666666667%  $5,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank                                6.600000000%   $ 8,250,000   6.666666667%  $5,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank Trust Company Americas         6.600000000%   $ 8,250,000   6.666666667%  $5,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
U.S. Bank National Association               6.400000000%   $ 8,000,000   2.666666666%  $2,000,000
--------------------------------------------------------------------------------------------------------------------------------
Comerica Bank                                5.200000000%   $ 6,500,000   4.666666667%  $3,500,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais New York Branch              4.000000000%   $ 5,000,000   6.666666667%  $5,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------
Trust One Bank                               1.600000000%   $ 2,000,000   2.666666666%  $2,000,000       ---            ---
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                    Total                      100.00%     $125,000,000     100.00%     $75,000,000    100.00%      $125,000,000
--------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 5.1

                  Identified Real Property Leasehold Interests


1.    1620 Century Center Parkway, Suites 109, 109-B, 109-C, Memphis, TN
2.    9625 D- Southern Pines Blvd., Charlotte, NC
3.    6820 Charlotte Pike, Suite 101, Nashville, TN
4.    5980 Unity Drive, Suite G, Norcross, GA
5.    8 Westchester Plaza, Elmsford, New York
6.    11411-11413 Strang Line Road, Lenexa, KS
7.    178 Thorn Hill Road, Warrendale, PA
8.    12900 Foster Street, Overland Park, KS
9.    7345 Airport Freeway, Fort Worth, TX
10.   150 Lake Drive, Wexford, PA
11.   170 N. Maple/1831 Commerce Street, Corona, CA
12.   8550 Ciderbed Road, Newington, VA
13.   11 B Commerce Way, Totowa, NJ
14.   9414 North 25th Avenue, Phoenix, AZ
15.   4180 Piedmont Parkway, Greensboro, NC
16.   4901 West Reno Avenue, Oklahoma City, OK
17.   22408 66th Avenue South, Kent, WA

                                  Schedule 6.8

                                      Liens


None.

                                  Schedule 6.9

                              Intellectual Property

                 Trademarks/Service Marks/Copyrights/Patents

Accredo Health, Incorporated and Design: Reg. # 2,287,968, SM, Filed 10/5/98

Nova Factor, Inc. and Design: Reg. # 1,688,287, TM/SM, Filed 5/17/90

H Hemophilia Health Services        (&)
Hemophilia Health Services, Inc. and Design     Reg. # 2,337,097, SM, Filed
10/8/97

      For the Human Factor - Reg. # 1,784,575. SM, Filed 5/11/92

      Bloodstone Buddies - Reg # 1,985,493, SM, Filed 7/9/96, abandoning on
        7/9/02

      Max Track - Reg. # 1,792,021, SM, Filed 7/9/92

      The Human Factor - Reg. # 2,045,535, SM, Filed 9/18/95

      Positive Prescriptions - Reg. # 2,104,662, TM, Filed 1/2/96

      Emergency Room Kits - Reg. # TX 4,633,454, Copyright, Filed 6/17/99

      The Hemophilia Connection - Reg. # 2,378,733, TM/SM, Filed 12/17/98

      Bloodstone Gazette - Reg. # 2,316,353,TM, Filed 12/18/98 Welligan Hugsley and Design - Reg. # 2,448,808, TM, Filed 10/6/99

      Welligan Hugsley - Reg. # 2,48,809, TM, Filed 10/6/99

      Welligan Hugsley - Serial # 75,516,814, TM, Filed 10/6/99

      Welligan Hugsley and Design Serial # 75,816,700, TM Filed 10/6/99,
        Abandoned


      Bloodstone Magazine - Serial # 76/137,647, TM, Filed 9/29/00

      FactorXCare and Design - Serial # 76/379,399 (pending) SM. Filed 3/6/02

      Factor Care - Serial # 76/378,938 (pending) SM, Filed 3/6/02

Bio Partners in Care, Inc. - Serial # 75/933,216 (pending) TM, Filed 3/2/00

      Method of Providing Pharmaceuticals and Pharmaceutical Services - Serial #
        09/728,032 (pending) Patent, Filed 12/1/00

      Method and Apparatus for

      Managing a Fertility Kit - Serial # 09/618,368 (pending), Patent Filed 6/18/00

      Method and Systems for Providing Patients and Health-Care Providers
        Access to Care Data -  Serial # 09/548,229 (pending) Patent, Filed
        4/12/00

      BIO-FEEDBACK -  Serial # 75/901,695 (pending) SM, Filed 1/24/00

ChroniCare - Reg # 1,967,646, TM, Filed 4/16/96 A.C.C.E.S.S. - Reg # 2,029,809,
TM, Filed 1/14/97 Specialty Solutions - Tradename, not registered

1. Accredo routinely claims a copyright in all manuals, forms, advertisements and other publications prepared internally and used in its business.

2.    Various web pages , web sites, and web designs.

3. Various software modifications developed internally and various licenses of third party software including Keane software, RxHome software, HR software, 4 domain names.

4. Various applications and databases developed internally including a managed care database and online reorder applications.

5.    Computer System configurations and architectures.

6.    Standard Operating procedures.

                                  Schedule 6.13

                                  Subsidiaries

1.    Southern Health Systems, Inc.
      1640 Century Center Parkway, Suite 101
      Memphis, Tennessee  38134
      Wholly owned by Accredo Health, Incorporated
      Jurisdiction: Tennessee
      Stock Classes: A Common, B Common, Preferred
      20,000,000 Authorized  A- Common Shares
      10,000,000 Shares A -Common Stock Outstanding
      10,000,000 Authorized B-Common Shares
      0 Shares B-Common Outstanding
      1,000,000 Authorized Prefered Stock
      0 Shares Preferred Outstanding

2.    Nova Factor, Inc.
      1620 Century Center Parkway, Suite 109
      Memphis, Tennessee  38134
      Wholly owned by Southern Health Systems, Inc.
      Jurisdiction: Tennessee
      Stock Class: Common
      1,000 Authorized Shares
      100 Shares Common Stock Outstanding

3.    Hemophilia Health Services, Inc.
      6820 Charlotte Pike, Suite 100
      Nashville, Tennessee  37209
      Wholly owned by Accredo Health, Incorporated
      Jurisdiction:  Tennessee
      Stock Class : Common
      1,000 Authorized Shares
      100 Shares Common Stock Outstanding

4.    Pharmacare Resources Inc.
      8 Westchester Plaza
      Elmsford, New York  10523
      Wholly owned by Accredo Health, Incorporated
      Jurisdiction: New York
      Stock Class:  Common
      200 Authorized Shares
      20 Shares Common Stock Outstanding

5.    Sunrise Health Management, Inc.
      5980-E, F, G & H Unity Drive
      Norcross, Georgia  30071
      Wholly owned by Hemophilia Health Services, Inc.
      Jurisdiction: Georgia
      Stock Class: Common
      1,250,000 Authorized Shares
      954,777 Shares Common Stock Outstanding

6.    Bio Partners In Care, Inc.
      3411 Office Park Dr., Suite 100
      Dayton, Ohio  45439
      Wholly owned by Accredo Health, Incorporated
      Jurisdiction: Missouri
      Stock Class:  Common
      3,000,000 Authorized Shares
      999,997 Shares Common Stock Outstanding

7.    Children's Hemophilia Services
      6820 Charlotte Pike, Suite 101
      Nashville, Tennessee  37201
      80% owned by Hemophilia Health Services, Inc.
      Jurisdiction: California

8.    Gentiva Health Services (Quantum) Corp.
      1640 Century Center Parkway, Suite 101
      Memphis, Tennessee  38134
      100% owned by Accredo Health, Incorporated
      Jurisdiction: Delaware
      Stock Class: Common
      1,000 Authorized Shares
      1,000 Common Shares Outstanding

9.    Gentiva Health Services (Infusion), Inc.
      1640 Century Center Parkway, Suite 101
      Memphis, Tennessee  38134
      100% owned by Accredo Health, Incorporated
      Jurisdiction: Delaware
      Stock Class:  Common
      1000 Authorized Shares
      1,000 Common Shares Outstanding

10.   Gentiva Health Resources, Inc. (New York)
      1640 Century Center Parkway, Suite 101
      Memphis, Tennessee  38134
      100% owned by Gentiva Health Services (Quantum) Corporation
      Jurisdiction: New York
      Stock Class:  Common
      100   Authorized Shares
      100 Common Shares Issued

                                Schedule 6.19(a)

                 Locations of Owned and Leased Real Property

Owned Real Property:    None
Leased Real Property:

      Accredo Health, Incorporated                    Bio Partners In Care, Inc.
      1640 Century Center Parkway                     3411 Office Park Drive
      Suites 101 - 105                                Suite 100
      Memphis, Tennessee  38134                       Dayton, Ohio  45439

      Nova Factor, Inc.                               Bio Partners In Care, Inc.
      1620 Century Center Parkway, #103-110           11411 Strang Line Road
      Memphis, Tennessee  38134                       Lenexa, Kansas  66215

      Hemophilia Health Services, Inc.                Bio Partners In Care, Inc.
      6820 Charlotte Pike                             1 McBride & Son Center Dr
      Suite 100                                       Suite 280
      Nashville, Tennessee  37209                     Chesterfield, Missouri

      Pharmacare Resources Inc.                       Bio Partners In Care, Inc.
      8 Westchester Plaza                             935 W. Chestnut
      Elmsford, New York  10523                       Suite 405
      500 Executive Blvd.                             Chicago, Illinois
      Elmsford, NY

      Texas Health Pharmaceutical Resources           Nova Factor, Inc.
      2100 Hwy. 360, Suite 604                        1680 Century Center Parkway,  Ste 2
      Grand Prairie, Texas  75050                     Memphis, Tennessee 38314

      Sunrise Health Management, Inc.                 Nova Factor, Inc.
      5980-E, F, G & H Unity Drive                    194 West Street, RT 140
      Norcross, Georgia  30071                        Unit 14-A
                                                      Milford, MA  01757
      Nova Factor, Inc.
      3576 Lorna Ridge Drive
      Hoover, Alabama  35216

      Nova Factor, Inc.
      5393 Roosevelt Blvd.
      Jacksonville, Florida  32210

      Nova Factor, Inc.
      11562 Knott Avenue, Unit 6
      Garden Grove, California  92841

      Nova Factor, Inc.
      9625 D Southern Pine Blvd.
      Charlotte, North Carolina  28273

      GENTIVA LOCATIONS

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Infusion), Inc.
      4710 Eisenhower Blvd.                     4403 NW Loop 410
      Tampa Florida       33634                 San Antonio, Texas 78229

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      230 Highway 35                            1142 West 2320 South
      Red Bank, New Jersey 07701                West Valley City, Utah  84119

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Infusion), Inc.
      178 Thorn Hill Road                       240 Clearfield Avenue
      Warrendale, Pennsylvania  15086           Virginia Beach, Virginia 23462

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      10431 Perry Highway                       22408 66th Avenue South
      Wexford, Pennsylvania  15090              Kent, Washington  998032

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      140 Lake Drive                            9414 North 25th Avenue
      Wexford, Pennsylvania  15090              Phoenix, Arizona  85021

      Gentiva Health Services (Infusion), Inc.  Gentiva Health Services (Quantum) Corp.
      1421 South Beltline Road                  10500 West Markham
      Coppell, Texas  75019                     Little Rock, Arkansas  72205

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      631 Beacon Pkwy West                      170 N. Maple/1831 Commerce St
      Birmingham, Alabama  35209                Corona, California  92880

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      11211 John Galt Blvd.                     16673 Roscoe Blvd
      Omaha, Nebraska                           North Hills, California  91343

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      9980 Lakeview Avenue                      2970 Hilltop Mall Road
      Lenexa, Kansas  66219                     Richmond, California  94806

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      12900 Foster Street                       361 Inverness Drive
      Overland Park, Kansas  66213              Englewood, Colorado  80112

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      3500 N. Causeway Bldg.                    125 Commerce Court
      Metaire, Louisiana  70002                 Cheshire, Connecticut  06410

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Infusion), Inc.
      505 E. Capivilla                          5249 NW 33rd Avenue
      Las Vegas, Nevada  89119                  Fort Lauderdale, Florida 33309

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      5571 Midway Park Place NE                 931 South Semoran
      Albuquerque, New Mexico  87109            Winter Park, Florida  32792

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      941 Chatham Lane                          805 Franklin Court
      Columbus, Ohio  43221                     Marietta, Georgia  30067

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      5211 Linbar Drive                         501 Kendall Street
      Nashville, Tennessee  37211               Boise, Idaho  83706

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      4343 West Royal Lane                      650 West Grand Avenue
      Irving, Texas  75063                      Elmhurst, Illinois  60126

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      6666 East 75th Street                     9307 Kirby Drive
      Indianapolis, Indiana  46250              Houston, Texas  77054

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Quantum) Corp.
      2415 Heinz Road                           8550 Cinderbed Road
      Iowa City, Iowa  52240                    Newington, Virginia

      Gentiva Health Services (Quantum) Corp.   Gentiva Health Services (Infusion), Inc.
      10801 Electron Drive                      12308 North Corporate Parkway
      Louisville, Kentucky  40299               Mequon, Wisconsin  53092

      Gentiva Health Services (Quantum) Corp.
      165 Forest Street
      Marlboro, Massachusetts  01752

      Gentiva Health Services (Quantum) Corp.
      4000 Grand River Avenue
      Novi, Michigan  48375

      Gentiva Health Services (Quantum) Corp.
      2915 Waters Road
      Eagan Minnesota  55121

      Gentiva Health Services (Quantum) Corp.
      749 Goddard Avenue
      Chesterfield, Missouri  63005

      Gentiva Health Services (Quantum) Corp.
      11 B Commerce Way
      Totowa, New Jersey  07512

      Gentiva Health Services (Infusion), Inc.
      80 Express Street
      Plainview, New York  11803

      Gentiva Health Services (Quantum) Corp.
      4180 Piedmont Pkwy
      Greensboro, North Carolina

      Gentiva Health Services (Quantum) Corp.
      4901 West Reno Ave
      Oklahoma City, Oklahoma  73127

      Gentiva Health Services (Quantum) Corp.
      150 Lake Drive
      Wexford, Pennsylvania  15090

      Gentiva Health Services (Infusion), Inc.
      660 Clark Avenue
      King of Prussia, Pennsylvania  19406

      Gentiva Health Services (Quantum) Corp.
      7345 Airport Freeway
      Fort Worth, Texas  76118

      Gentiva Health Services (Quantum) Corp.
      7461 Airport Freeway
      Fort Worth, Texas  76118

                                Schedule 6.19(b)

                   Locations of Tangible Personal Property

All of the locations set forth on Schedule 6.20(a) and the following locations:

Dallas Children's Hospital
1935 Motor St.
Dallas, TX  75235

A.I. Dupont Hospital for Children
1600 Rockland Rd.
Wilmington, DE  19899

Children's Home Care
1530 Hillhurst Ave, First Floor
Los Angeles, CA  90027

University Pharmacy of Oklahoma
835 Station L Young Blvd.
Oklahoma City, OK  73104

St. Vincent Mercy Medical Center
2213 Cherry Street
Toledo, OH  43608

Children's National Medical Center
111 Michigan Ave NW
Washington, DC  20010

Johnson City Medical Center
400 North State of Franklin Rd.
Johnson City, TN  37604

LeBonheur Childrens Hospital
50 North Dunlap
Memphis, TN  38103

OUMC/Childrens Hospital
940 NE 13th Street, Room 2G2100
Oklahoma City, OK 73104

OUMC/Everett Tower
1200 Everett Dr,  Room 5E202
Oklahoma City, OK  73104

OUMC/Presbyterian Tower
700 N.E. 13th Street
Oklahoma City, OK  73104

Biodoron
5821 Hollywood Blvd
Hollywood, FL  33021

Children's Hospital
8200 Dodge Street
Omaha, NE  68114

PGPA Pharmacy
3520 Okemos Road
Okemos, MI  48864

Dr. Sheehy
1401 Avocao Street,  Ste 903
Newport Beach, 92660

Belli Hospital
744 S. Webster Avenue
Green Bay, WI  54305

Children's Mercy Hospital
2401 Gilham Road
Kansas City, MO  64108

                                Schedule 6.19(c)

      Legal Name, State of Formation and Chief Executive Office Location

Accredo Health, Incorporated, a Delaware corporation
1640 Century Center Parkway, Suite 101
Memphis, Tennessee  38134

Southern Health Systems, Inc., Tennessee corporation
1640 Century Center Parkway, Suite 101
Memphis, Tennessee  38134

Nova Factor, Inc., Tennessee corporation
1620 Century Center Parkway, Suite 109
Memphis, Tennessee  38134

Hemophilia Health Services, Inc., Tennessee corporation
6820 Charlotte Pike, Suite 100
Nashville, Tennessee  37209

Pharmacare Resources Inc., a New York corporation
8 Westchester Plaza
Elmsford, New York  10523

Sunrise Health Management, Inc., a Georgia corporation
5980-E, F, G & H Unity Drive
Norcross, Georgia  30071

Bio Partners In Care, Inc., a Missouri corporation
3411 Office Park Dr., Suite 100
Dayton, Ohio  45439

Gentiva Health Services (Quantum) Corp., Delaware corporation
1640 Century Center Parkway, Suite 101
Memphis, Tennessee  38134

Gentiva Health Services (Infusion), Inc., Delaware corporation
1640 Century Center Parkway, Suite 101
Memphis, Tennessee  38134

Gentiva Health Resources, Inc. (New York), New York corporation
1640 Century Center Parkway, Suite 101
Memphis, Tennessee  38134

                                  Schedule 7.6

                                    Insurance

See attached.

                                  Schedule 8.1

                                  Indebtedness

None.

                                  Schedule 8.6

                                   Investments

None.

                                  Schedule 8.11

             Limitations on Restricted Actions; Negative Pledges

1. The distribution agreement with Biogen, Inc. contains restrictions on the ability of Nova Factor, Inc. to grant Liens in the inventory of Nova Factor, Inc. consisting of the prescription drug AVONEX.

2. The distribution agreement with Genzyme Corporation and the security agreement entered into in connection therewith contain restrictions on the ability of Nova Factor, Inc. consisting of the prescription drug Ceredase and the prescription drug Cerezyme and all accounts receivable arising from the sale of such inventory.

                                  Schedule 8.12

                          Non-Wholly Owned Subsidiaries

Children's Hemophilia Services
6820 Charlotte Pike, Suite 101
Nashville, Tennessee 37201
80% owned by Hemophilia Health Services, Inc.

                                  Schedule 11.1

                                Notice Addresses

1.    Credit Parties:

      Accredo Health, Incorporated
      1640 Century Center Parkway, Suite 101
      Memphis, TN 38134
      Attention:  Joel R. Kimbrough
                  Chief Financial Officer
      Telephone:  (901) 385-3621
      Facsimile:  (901) 385-3689

      With a copy to:

      Accredo Health, Incorporated
      1640 Century Center Parkway, Suite 101
      Memphis, TN 38134
      Attention:  Tom Bell
                  General Counsel
      Telephone:  (901) 385-3680
      Facsimile:  (901) 385-3689

2.    Administrative Agent:

      For Notices of Borrowing, Notices of Extension/Conversion and Payments:

      Bank of America, N.A., as Administrative Agent
      101 N. Tryon Street, 15th Floor
      NC1-001-15-04
      Charlotte, NC  28255
      Attention:  Catherine Gauthier
      Telephone:  (704) 388-3919
      Facsimile:  (704) 409-0284

      For Compliance Certificates, Financial Statements and all other Notices

      Bank of America, N.A., as Administrative Agent
      231 South LaSalle Street
      Mail Code:  IL1-231-08-30
      Chicago, IL  60697
      Attention:  Kristine Thennes
      Telephone:  (312) 828-1657
      Facsimile:  (877) 206-8412

3.    Issuing Lender:

      Bank of America, N.A.
      333 S. Beaudry Ave.
      Mail Code:  CA9-703-19-23

      Los Angeles, CA 90017-1466
      Attention:  Teela Yung
      Telephone:  (213) 345-0145
      Facsimile:  (213) 345-6710

4.    Collateral Agent:

      Bank of America, N.A., as Collateral Agent
      231 South LaSalle Street
      Mail Code:  IL1-231-08-30
      Chicago, IL  60697
      Attention:  Kristine Thennes
      Telephone:  (312) 828-1657
      Facsimile:  (877) 206-8412

5.    Lenders:

      Lender                                 Operations Contact                           Credit Contact

Bank of America, N.A.                      Bank of America, N.A.                      Bank of America, N.A.
                                           101 N. Tryon Street, 15th Floor            414 Union Street, 4th Floor
                                           NC1-001-15-04                              Mail Code:  TN1-100-04-17
                                           Charlotte, NC  28255                       Nashville, TN 37219
                                           Attention:   Catherine Gauthier            Attention:  Elizabeth Knox
                                           Telephone: (704) 388-3919                  Telephone: (615) 749-3918
                                           Facsimile:  (704) 409-0284                 Facsimile:  (615) 749-4951

JPMorgan Chase Bank                        JPMorgan Chase Bank                        JPMorgan Chase Bank
                                           1 Chase Manhattan Plaza, 8th Floor         270 Park Avenue, 15th Floor
                                           New York, NY 10081                         New York, NY 10017
                                           Attention:   Monica Mikolajczyk            Attention:   Dawn Lee Lum
                                           Telephone:  (212) 552-4567                 Telephone:  (212) 270-2472
                                           Facsimile:   (212) 552-7500                Facsimile:   (212) 270-3279

Wachovia Bank, National Association        Wachovia Bank, National Association        Wachovia Bank , National Association
                                           201 S. College Street, NC 1183             1339 Chestnut Street, PA 4830
                                           Charlotte, NC 28288                        Philadelphia, PA 19107
                                           Attention:   Sue Patterson                 Attention:   Ruth Leone
                                           Telephone:  (704) 374-7121                 Telephone:  (267) 321-6620
                                           Facsimile:   (704) 383-7201                Facsimile:   (267) 321-6701

First Tennessee Bank National Association  First Tennessee Bank National Association  First Tennessee Bank National Association
                                           165 Madison Avenue, 10th Floor             165 Madison Avenue, 10th Floor
                                           Memphis, TN 38103                          Memphis, TN 38103
                                           Attention:   Michelle Butler               Attention:   Bob Nieman
                                           Telephone:  (901) 523-4249                 Telephone:  (901) 523-4259
                                           Facsimile:  (901) 523-4235                 Facsimile:  (901) 523-4235

Brown Brothers Harriman & Co.              Brown Brothers Harriman & Co.              Brown Brothers Harriman & Co.
                                           40 Water Street                            40 Water Street
                                           Boston, MA 02109                           Boston, MA 02109
                                           Attention:   Margaret O'Brien              Attention:   Susan Falzarano
                                           Telephone:  (617) 772-6903                 Telephone:  (617) 772-6902
                                           Facsimile:   (617) 772-2230                Facsimile:   (617) 772-2230

Union Planters Bank, National Association  Union Planters Bank, National Association  Union Planters Bank, National Association
                                           6200 Poplar Avenue, 3rd Floor              6200 Poplar Avenue, 3rd Floor
                                           Memphis, TN 38119                          Memphis, TN 38119
                                           Attention:   Venita Brooks                 Attention:   Craig Gardella, SVP
                                           Telephone:  (901) 580-5480                 Telephone:  (901) 580-5507
                                           Facsimile:   (901) 580-5451                Facsimile:   (901) 580-5451

Credit Lyonnais New York Branch            Credit Lyonnais New York Branch            Credit Lyonnais New York Branch
                                           1301 Avenue of the Americas                1301 Avenue of the Americas
                                           New York, NY 10019                         New York, NY 10019
                                           Attention:   Gener David                   Attention:   Tom Randolph
                                           Telephone:  (212) 261-7741                 Telephone:  (212) 261-7431
                                           Facsimile:   (212) 459-3181                Facsimile:   (212) 261-3440

Fleet National Bank                        Fleet National Bank                        Fleet National Bank
                                           100 Federal Street                         100 Federal Street
                                           MADE 100 10B                               MADE 100 10B
                                           Boston, MA 02110                           Boston, MA 02110
                                           Attention:   Vani Rattan                   Attention:   Bart Coughlin
                                           Telephone:  (617) 434-5277                 Telephone:  (617) 434-6188
                                           Facsimile:   (617) 434-0800                Facsimile:   (617) 434-2472

SunTrust Bank                              SunTrust Bank                              SunTrust Bank
                                           201 4th Avenue North                       201 4th Avenue North
                                           Nashville, TN 37219                        Nashville, TN 37219
                                           Attention:   Leigh Anne Gregory            Attention:   Brooks Hubbard
                                           Telephone:  (615) 748-5461                 Telephone:  (615) 748-4464
                                           Facsimile:   (615) 748-4611                Facsimile:   (615) 748-5117

Deutsche Bank Trust Company Americas       Deutsche Bank Trust Company Americas       Deutsche Bank Trust Company Americas
                                           90 Hudson Street                           31 W. 52nd Street
                                           MS: JCY05-0511                             MS: JCY05-0511
                                           Jersey City, NJ 07302                      Jersey City, NJ 07302
                                           Attention:  Christopher Dibiase            Attention:  Scottye Lindsey
                                           Telephone:  (201) 593-2175                 Telephone:  (646) 324-2197
                                           Facsimile:   (201) 593-2808                Facsimile:   (646) 324-7456

Comerica Bank                              Comerica Bank                              Comerica Bank
                                           500 Woodward Avenue                        500 Woodward Avenue
                                           MC 3269                                    MC 3269
                                           Detroit, MI 48275                          Detroit, MI 48275
                                           Attention:   Beverly Jones                 Attention:   Kathleen M. Kasperek
                                           Telephone:  (313) 222-3805                 Telephone:  (313) 222-3808
                                           Facsimile:   (313) 222-9516                Facsimile:   (313) 222-9516

Trust One Bank                             Trust One Bank                             Trust One Bank
                                           1715 Aaron Brenner Dr., Ste 100            1715 Aaron Brenner Dr., Ste 100
                                           Memphis, TN 38120                          Memphis, TN 38120
                                           Attention:   Erin Ward, SVP                Attention:   Julie Cutler
                                           Telephone:  (901) 759-3503                 Telephone:  (901) 759-3535
                                           Facsimile:   (901) 759-3570                Facsimile:   (901) 759-3570

U.S. Bank National Association             U.S. Bank National Association             U.S. Bank National Association
                                           150 4th Avenue North                       1850 Osborn Avenue
                                           Nashville, TN 37219                        Oshkosh, WI 54902
                                           Attention:  S. W. Choppin                  Telephone:  920-237-7604
                                           Telephone:  (615) 251-9225                 Facsimile:   920-237-7993
                                           Facsimile: (615) 251-0729

                                   Exhibit 1.1

            FORM OF GENZYME INTERCREDITOR AND SUBORDINATION AGREEMENT

                        INTERCREDITOR, SUBORDINATION AND
                           COLLECTION AGENCY AGREEMENT

            THIS INTERCREDITOR, SUBORDINATION AND COLLECTION AGENCY AGREEMENT ("Agreement") is made and entered into as of June 13, 2002, by and among NOVA FACTOR, INC., a Tennessee corporation ("NF"), BANK OF AMERICA, N.A., as Bank Collateral Agent, BANK OF AMERICA, N.A., as Bank Administrative Agent, and GENZYME CORPORATION, a Massachusetts corporation ("Genzyme").

                                   WITNESSETH:

           WHEREAS, a revolving credit and term loan credit facility has been established pursuant that Credit Agreement dated as of June 13, 2002 (as amended, modified, increased, extended and renewed, the "Credit Agreement") among Accredo Health, Incorporated, a Delaware corporation (the "Parent"), as borrower, NF and certain other subsidiaries of the Parent identified therein, as guarantors (the "Guarantors" and together with NF, the "Credit Parties"), the financial institutions identified therein (the "Lenders"), and Bank of America, N.A., as Administrative Agent (the "Bank Administrative Agent");

           WHEREAS, the Credit Parties have entered into a Security Agreement dated as of June 13, 2002 (as amended, modified, extended or renewed, the "Bank Security Agreement") with Bank of America, N.A., as collateral agent (in such capacity, the "Bank Collateral Agent") for the Lenders and the holders of certain other obligations more particularly described therein (the "Secured Parties") whereby the Credit Parties have granted a security interest in, among other things, all of their inventory and accounts, including those arising out of the purchase and sale of the prescription drug Ceredase(R) or the prescription drug Cerezyme(R), together with all proceeds thereof; and

           WHEREAS, NF and Genzyme have entered into an Amended and Restated Distribution Agreement dated as of January 1, 1998 (as amended and modified from time to time, the "Genzyme Distribution Agreement") pursuant to which NF will purchase Cerezyme(R) and Ceredase(R) from Genzyme for resale, and a copy of the Genzyme Distribution Agreement has been provided to the Bank Administrative Agent;

           WHEREAS, NF and Genzyme have entered into an Amended and Restated Security Agreement dated as of January 1, 1998 ("Genzyme Security Agreement") as security for NF's obligations under the Genzyme Distribution Agreement, and a copy of the Genzyme Security Agreement has been provided to the Bank Administrative Agent;

           NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

           1. The Bank Collateral Agent, for and on behalf of itself and the Secured Parties, hereby agrees that the security interest of the Bank Collateral Agent under the Bank Security Agreement in that portion of NF's inventory consisting of the prescription drug Ceredase(R) and the prescription drug

Cerezyme(R) (the "Inventory") is subordinate to the liens of Genzyme in the Inventory under the Genzyme Security Agreement.

           2. Genzyme hereby agrees that its security interest and all of its rights and remedies, whether now existing or hereafter arising, in or related to the accounts, accounts receivable, chattel paper, instruments, general intangibles and other obligations of any kind, whether or not evidenced by an instrument or chattel paper, representing or arising out of the sale by NF of Ceredase(R) or Cerezyme(R) (collectively, the "Accounts") and any and all security agreements or other contracts securing or otherwise relating to any such Accounts be and hereby are subordinate to the security interests and rights of the Bank Collateral Agent and the Secured Parties in the Accounts under the Bank Security Agreement. Notwithstanding the foregoing, so long as there is no default by the Credit Parties under the Credit Agreement, Genzyme shall be permitted to receive all payments due and owing under the Genzyme Distribution Agreement.

           3. The Bank Collateral Agent, for and on behalf of itself and the Secured Parties, hereby consents to the continued encumbrance upon the Accounts created by the Genzyme Distribution Agreement and the Genzyme Security Agreement. The Bank Administrative Agent and the Bank Collateral Agent agree that Genzyme and NF can restate, modify or supersede the Genzyme Distribution Agreement without their consent or the consent of the Secured Parties.

           4. Genzyme hereby consents to the encumbrance upon the Inventory and Accounts created by the Bank Security Agreement and the execution and delivery by NF of the Credit Agreement and the Bank Security Agreement, and agrees that the foregoing encumbrances shall not constitute a default under the Genzyme Security Agreement.

           5. Genzyme agrees not to terminate the Genzyme Distribution Agreement pursuant to the second sentence of Section 3.2(d) thereof upon a breach of the Genzyme Distribution Agreement unless Genzyme has given the Bank Collateral Agent written notice of such breach and such breach is not cured within 30 days of such breach. The Bank Collateral Agent, for the benefit of the Secured Parties, shall have the right to cure such default to the extent such default is curable. Genzyme agrees not to exercise any of its rights as a secured party pursuant to the Genzyme Security Agreement without giving Bank Collateral Agent written notice at least equal to the cure period set out in the Genzyme Security Agreement, which period may be simultaneous with such cure period.

           6. The Bank Collateral Agent and NF each agree to give Genzyme written notice of on the date (a) of any acceleration of the obligations of the Credit Parties under the Credit Agreement, (b) three (3) business days after any default by the Parent in the payment of principal or interest under the Credit Agreement when due and such default shall not have been cured or waived by the Lenders and (c) thirty (30) days after any default by the Parent under any of the financial covenants in the Credit Agreement and such default shall not have been cured or waived by the Lenders (each such event is herein a "Default" and each such notice is herein a "Default Notice"). NF further agrees that from and after its delivery of such a Default Notice (the "Default Notice Delivery Date"), and unless and until such Default is cured, NF shall (i) not sell that portion of the Inventory then or after held by NF that is equal in amount to the payable owed by NF to Genzyme on or after the Default Notice Delivery Date (the "Genzyme Financed Inventory") without the prior written consent of Genzyme, and
(ii) if Genzyme shall not allow the continued sale of the Inventory by NF within ten(10) business days after Genzyme's receipt of the Default Notice, Genzyme or its designee shall accept the return of all Genzyme Financed Inventory then held by NF in consideration of a credit in the amount of the unpaid payable owed by NF to Genzyme for each such unit of Genzyme Financed Inventory returned to Genzyme by NF, except any units of Genzyme Financed Inventory that were destroyed or damaged for which NF bears the risk of loss under the Genzyme Distribution Agreement. In such latter instance, the Bank Collateral Agent, for and on behalf of itself and the Secured Parties, hereby consents to the transfer of the Genzyme Financed Inventory free and clear of the lien of the Bank Collateral Agent and the Secured Parties. If Genzyme consents to the sale of Genzyme Financed Inventory by NF to a third party in the ordinary course of business after the Default Notice Delivery Date, for so long and to the extent that NF maintains an outstanding payable to Genzyme, (i) NF, the Bank Administrative Agent and the Bank Collateral Agent, for and on behalf of itself and the Secured Parties, agree that the proceeds received by NF from the sale of the Genzyme Financed Inventory (the "Genzyme Financed Proceeds") shall be collected and held in trust by NF for the benefit of Genzyme and shall be remitted immediately by NF to Genzyme in satisfaction of any outstanding payable owed by NF to Genzyme, and
(ii) notwithstanding the provisions of Paragraph 2 of this Agreement, the Bank Collateral Agent and the Secured Parties agree that the lien granted by NF to the Bank Collateral Agent and the Secured Parties on that portion of the Accounts that constitutes the Genzyme Financed Proceeds shall be subordinate to the lien granted to Genzyme on that portion of the Accounts that constitutes the Genzyme Financed Proceeds. Notwithstanding anything herein or elsewhere to the contrary, the failure of the Bank Collateral Agent or any of the Secured Parties to give Genzyme any notice required hereunder (including any Default Notice) shall not result in any claim for damages (whether in contract, tort or otherwise) by Genzyme against either the Bank Collateral Agent and/or the Secured Parties.

           7. Each of NF and the Bank Collateral Agent agrees to provide written notice to Genzyme on the date three business days (a) after the date of any default by the Parent under any of the financial covenants in the Credit Agreement and (b) after the date any such default is cured or waived by the Lenders.

           8. The Bank Collateral Agent, for and on behalf of itself and the Secured Parties, agrees not to foreclose on the Inventory unless the Bank Collateral Agent has first given Genzyme 45 days prior written notice of such foreclosure sale date.

           9. Nothing herein shall be deemed to constitute an agreement, implicitly or explicitly, by Genzyme to subordinate its lien priority with respect to the Inventory or the Accounts to any other person or party other than the Bank Collateral Agent for the benefit of the Secured Parties and their successors in interest and assigns.

           10. (a) After the acceleration of the loans and other obligations under the Credit Agreement, the parties agree that Genzyme shall have the first option to be the collection agent for all Accounts. Genzyme agrees to give notice of its decision whether it shall exercise this option within three (3) business days after receipt of notification by the Bank Collateral Agent of the acceleration of the loans and other obligations under the Credit Agreement. Therefore, the Bank Collateral Agent, for and on behalf of itself and the Secured Parties, hereby constitutes and appoints Genzyme as the agent and attorney in fact for the Bank Collateral Agent and the Secured Parties with full power of substitution or revocation, and hereby grants to Genzyme the rights and powers enumerated herein, for the purpose of taking any action or executing any instrument which Genzyme may deem necessary or advisable to accomplish the purposes set forth in this Paragraph 9.

               (b) After the Bank Collateral Agent has notified Genzyme of the acceleration of the loans and other obligations under the Credit Agreement, and if Genzyme has agreed to act as collection agent for the Secured Parties, Genzyme shall act as agent for the Secured Parties for the collection of all Accounts, shall succeed to the rights of NF under its Sale and Billing Agent Agreements, relating to the sale of Ceredase(R) and Cerezyme(R) , between NF and the physicians to whom NF sells Ceredase(R) or Cerezyme(R), except the Accounts shall remain the property of NF, to be applied pursuant to the Credit Agreement and the Bank Security Agreement and the Genzyme Security Agreement. All amounts received by Genzyme as collection agent hereunder as proceeds of the Accounts shall be received and held in trust for the benefit of the Secured Parties, subject to the provisions of Paragraph 6 above, shall be segregated from other funds of Genzyme, and shall be forthwith paid over to the Bank Collateral Agent for the benefit of the Secured Parties in the exact form received, and Genzyme shall provide the Bank Collateral Agent on a monthly basis, a full accounting of all collections on the Accounts (which shall include copies of all explanation of benefit forms relating to such accounts), and on request of the Bank Collateral Agent, at any time, a copy of all explanation of benefit forms received by it.

               (c) When acting as collection agent pursuant to this Paragraph 9, Genzyme shall monitor and coordinate the collection of all monies due under the Accounts; however, Genzyme shall not be responsible for any failure to collect any account receivable from a patient or third party payor. Genzyme shall use all reasonable efforts to collect all outstanding amounts on any account, but Genzyme shall have the sole discretion to undertake, or refrain from undertaking, litigation. Subject to the foregoing, nothing herein shall restrict the Bank Collateral Agent's and/or the Secured Parties' ability to collect or process the proceeds of any such accounts receivable. Genzyme shall not compromise or settle any claims for the collection of Accounts, without the prior written consent of the Bank Collateral Agent, which consent shall not be unreasonably withheld or delayed.

               (d) NF hereby consents to the naming of Genzyme as collection agent after acceleration of the loans and other obligations under the Credit Agreement, and hereby agrees and consents to Genzyme succeeding to all their rights and obligations pursuant to the Sale and Billing Agent Agreements, except the Accounts shall remain the property of NF, to be applied pursuant to the Genzyme Security Agreement. Genzyme is authorized to take only such action as Bank Collateral Agent and/or the Secured Parties have the ability to take pursuant to the Bank Security Agreement and shall be subject to the same obligations and restrictions that the Bank Collateral Agent and the Secured Parties are subject to pursuant to such agreement.

           Notwithstanding anything herein to the contrary, Genzyme shall be entitled to retain all proceeds of Accounts in excess of the indebtedness owed the Secured Parties, to the extent said amounts are due and owing to Genzyme.

           11. Genzyme hereby covenants that it shall not, at any time, use any third party payor provider number or such other identification of NF as a distributor of Ceredase(R) or Cerezyme(R).

           12. Genzyme and the Bank Collateral Agent hereby covenant that the exercise of any and all remedies either may have in the Inventory and Accounts pursuant to any loan document now or hereafter entered into with the Credit Parties shall be governed by this Agreement.

           13. Genzyme hereby represents and warrants that the security interests set forth in the Genzyme Distribution Agreement and the Genzyme Security Agreement are the only security interests it has in any property of NF.

           14. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their successors and assigns.

           15. The Bank Collateral Agent and the Bank Administrative Agent represent and warrant that they have the full right, title, power and authority to enter into this Agreement. Genzyme represents and warrants that it is the owner and holder of the indebtedness evidenced by the Genzyme Distribution Agreement and that it has the full right, title, power and authority to enter into this Agreement. NF represents and warrants that it has the full right, title, power and authority to enter into this Agreement.

           16. The parties agree to take all action and execute all documents necessary to effectuate the purposes of this Agreement, including but not limited to the execution and filing of UCC-3 amendments to financing statements.

           17. The Bank Administrative Agent agrees to notify Genzyme in writing prior to increasing the aggregate amount of the credit facility above $325,000,000, provided that (a) Genzyme shall have no right to object to such increase, this paragraph being solely for notification purposes, and (b) the failure of the Bank Administrative Agent to give such notice shall not affect any such increase. The address of Genzyme for purposes of forwarding this notice and any other notices under this Agreement shall be as follows:

                               Genzyme Corporation
                               One Kendall Square
                               Cambridge, MA  02139
                               Attention:  Chief Financial Officer

                               with a copy to:

                               Genzyme Corporation
                               Legal Department
                               One Kendall Square
                               Cambridge, Massachusetts  02139
                               Attention:  Chief Legal Officer

The address for the Bank Administrative Agent and Bank Collateral Agent for such purposes shall be as follows:

                               Bank of America, N.A., as Collateral Agent
                               231 South LaSalle Street
                               Mail Code:  IL1-231-08-30
                               Chicago, IL  60697
                               Attention:  Kristine Thennes

           18. This Agreement shall be deemed a contract made under the laws of the State of Tennessee and shall be governed by and construed in accordance with the internal laws of said state.

           19. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

           20. This Agreement may be amended only in writing, signed by all the parties hereto.

           21. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subjects set forth herein.

           22. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable position had not been contained herein.

                            [Signature Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      NOVA FACTOR, INC.,
                                      a Tennessee corporation

                                      By:
                                             -----------------------------------
                                      Name:
                                      Title:

                                      GENZYME CORPORATION,
                                      a Massachusetts corporation

                                      By:
                                             -----------------------------------
                                      Name:
                                      Title:

                                      BANK OF AMERICA, N.A.,
                                      as Bank Collateral Agent

                                      By:
                                             -----------------------------------
                                      Name:
                                      Title:

                                      BANK OF AMERICA, N.A.,
                                      as Bank Administrative Agent

                                      By:
                                             -----------------------------------
                                      Name:
                                      Title:

                                Exhibit 2.2(a)(i)

                   FORM OF NOTICE OF REVOLVING LOAN BORROWING

Bank of America, N.A., as Administrative Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn:      Agency Services

Re: Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among Accredo Health, Incorporated, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

           The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement and in connection therewith sets forth below the terms on which such advance is requested to be made:

(A)        Date of Borrowing (which is a Business Day)   _______________________

(B)        Principal Amount of Borrowing                 _______________________

(C)        Interest rate basis                           _______________________

(D)        Interest Period and the last day thereof      _______________________

           The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                     (i) Representations and Warranties. The representations and warranties made by the Credit Parties in the Credit Documents and in any certificate furnished at any time under or in connection with the Credit Documents are true and correct in all material respects on and as of the date of borrowing set forth above (except for those that expressly relate to an earlier date).

                     (ii) No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the date of borrowing set forth above or would exist after giving effect to the requested Extension of Credit.

                                        ACCREDO HEALTH, INCORPORATED,
                                        a Delaware corporation

                                        By:_____________________________________
                                        Name:
                                        Title:

                               Exhibit 2.2(a)(ii)

                  FORM OF NOTICE OF REQUEST OF LETTER OF CREDIT

Bank of America, N.A., as Issuing Lender
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

Re: Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among Accredo Health, Incorporated, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

           The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests a the issuance of a Letter of Credit under the Credit Agreement as follows:

(1)   Account Party:

(2)   For use by:

(3)   Beneficiary:

(4)   Face Amount of Letter of Credit:

(5)   Date of Issuance:

Delivery of Letter of Credit should be made as follows:

           The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                     (i) Representations and Warranties. The representations and warranties made by the Credit Parties in the Credit Documents and in any certificate furnished at any time under or in connection with the Credit Documents are true and correct in all material respects on and as of the date of borrowing set forth above (except for those that expressly relate to an earlier date).

                     (ii) No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the date of borrowing set forth above or would exist after giving effect to the requested Extension of Credit.

                                    ACCREDO HEALTH, INCORPORATED,
                                    a Delaware corporation

                                    By: ________________________________________
                                    Name:
                                    Title:

                               Exhibit 2.2(a)(iii)

                   FORM OF NOTICE OF SWINGLINE LOAN BORROWING

Bank of America, N.A., as Administrative Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn: Agency Services

Re: Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among Accredo Health,
      Incorporated, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

           The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests a Swingline Loan advance under the Credit Agreement and in connection therewith sets forth below the terms on which such advance is requested to be made:

(A)   Date of Borrowing (which is a Business Day)        _______________________

(B)   Principal Amount of Borrowing                      _______________________

(C)   Interest rate basis                                _______________________

(D)   Interest Period and the last day thereof           _______________________

      The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                     (i) Representations and Warranties. The representations and warranties made by the Credit Parties in the Credit Documents and in any certificate furnished at any time under or in connection with the Credit Documents are true and correct in all material respects on and as of the date of borrowing set forth above (except for those that expressly relate to an earlier date).

                     (ii) No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the date of borrowing set forth above or would exist after giving effect to the requested Extension of Credit.

                                      ACCREDO HEALTH, INCORPORATED,
                                      a Delaware corporation

                                      By: ______________________________________
                                      Name:
                                      Title:

                                  Exhibit 2.5-1

                                     FORM OF
                                 REVOLVING NOTE

                                                                   June 13, 2002

           FOR VALUE RECEIVED, ACCREDO HEALTH, INCORPORATED, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________, its successors and assigns (the "Lender"), on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Revolving Loans, the Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans owing to the Lender; and

                  (ii) in the case of Swingline Loans, if the Lender is the Swingline Lender, the Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans owing to the Swingline Lender;

together with interest thereon at the rates and as provided in the Credit Agreement.

           This Revolving Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

           The holder may endorse and attach a schedule to reflect borrowings evidenced by this Revolving Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

           Upon the occurrence of an Event of Default, all amounts evidenced by this Revolving Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Revolving Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel.

           This Revolving Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

           This Revolving Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

           IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    ACCREDO HEALTH, INCORPORATED,
                                    a Delaware corporation

                                    By:________________________________________
                                    Name:
                                    Title:

                                  Exhibit 2.5-2

                                     FORM OF
                               TRANCHE A TERM NOTE

$__________                                                        June 13, 2002

           FOR VALUE RECEIVED, ACCREDO HEALTH, INCORPORATED, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________, its successors and assigns (the "Lender"), to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the aggregate principal amount of $__________ on the dates and in the amounts set forth in the Credit Agreement, together with interest thereon at the rates and as provided in the Credit Agreement.

           This Tranche A Term Note is one of the Tranche A Term Notes referred to in the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

           The holder may endorse and attach a schedule to reflect borrowings evidenced by this Tranche A Term Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

           Upon the occurrence of an Event of Default, all amounts evidenced by this Tranche A Term Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Tranche A Term Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel.

           This Tranche A Term Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

           This Tranche A Term Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

           IN WITNESS WHEREOF, the Borrower has caused this Tranche A Term Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    ACCREDO HEALTH, INCORPORATED,
                                    a Delaware corporation

                                    By:________________________________________
                                    Name:
                                    Title:

                                  Exhibit 2.5-3

                                     FORM OF
                               TRANCHE B TERM NOTE

$__________                                                        June 13, 2002

           FOR VALUE RECEIVED, ACCREDO HEALTH, INCORPORATED, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________, its successors and assigns (the "Lender"), to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the aggregate principal amount of $__________ on the dates and in the amounts set forth in the Credit Agreement, together with interest thereon at the rates and as provided in the Credit Agreement.

           This Tranche B Term Note is one of the Tranche B Term Notes referred to in the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

           The holder may endorse and attach a schedule to reflect borrowings evidenced by this Tranche B Term Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

           Upon the occurrence of an Event of Default, all amounts evidenced by this Tranche B Term Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Tranche B Term Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred and expenses but excluding the allocated cost of internal counsel.

           This Tranche B Term Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

           This Tranche B Term Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

           IN WITNESS WHEREOF, the Borrower has caused this Tranche B Term Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    ACCREDO HEALTH, INCORPORATED,
                                    a Delaware corporation

                                    By:________________________________________
                                    Name:
                                    Title:

                                   Exhibit 3.2

                  FORM OF NOTICE OF CONTINUATION/CONVERSION

Bank of America, N.A., as Administrative Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn: Agency Services

Re: Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among Accredo Health, Incorporated, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

      Pursuant to Section 3.2 of the Credit Agreement, the Borrower hereby requests an Continuation or Conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such Continuation or Conversion is requested to be made:

(A)   Loan Type                                       _______________________

(B)   Date of Continuation or Conversion
      (which is the last day of the applicable
      Interest Period)                                _______________________

(C)   Principal Amount of Continuation or Conversion  _______________________

(D)   Interest rate basis                             _______________________

(E)   Interest Period and the last day thereof        _______________________

      The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

            (i) Representations and Warranties. The representations and warranties made by the Credit Parties in the Credit Documents and in any certificate furnished at any time under or in connection with the Credit Documents are true and correct in all material respects on and as of the date of borrowing set forth above (except for those that expressly relate to an earlier date).

            (ii) No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the date of borrowing set forth above or would exist after giving effect to the requested Extension of Credit.

                                          ACCREDO HEALTH, INCORPORATED,
                                          a Delaware corporation

                                          By:
                                             ___________________________________
                                          Name:
                                          Title:

                                   Exhibit 5.1

                          Form of Officer's Certificate

      Pursuant to Section 5.1 of the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of June 13, 2002 by and among ACCREDO HEALTH, INCORPORATED, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and BANK OF AMERICA, N.A., as Administrative Agent, the undersigned, ___________, Secretary of _______________ (the "Corporation"), in such capacity and not in his or her individual capacity, hereby certifies to the Administrative Agent and the Lenders as follows:

      1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the board of directors of the Corporation on __________, 200_. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced therein.

      2. Attached hereto as Annex II is a true and complete copy of the Bylaws of the Corporation as in effect on the date hereof.

      3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

      4. Each of the following persons is now a duly elected and qualified officer of the Corporation, holding the office(s) indicated, and the signature appearing opposite his/her name below is his/her true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation, the Credit Agreement, the Notes and the other Credit Documents.

           Name                       Title                    Signature
           ----                       -----                    ---------

                                                     ___________________________

                                                     ___________________________

      IN WITNESS WHEREOF, the undersigned has hereunto set his/her name.

                                          ______________________________________
                                          Secretary
                                          Date: [INSERT THE CLOSING DATE]

      I, _____________________, [Title] of the Corporation, hereby certify that _______________, whose genuine signature appears above, is a duly elected, qualified and acting Secretary of the Corporation.


                                          ______________________________________
                                          [Title]
                                          Date:       [INSERT THE CLOSING DATE]

                                 Exhibit 7.1(c)

                   FORM OF OFFICER'S COMPLIANCE CERTIFICATE

For the fiscal quarter ended _________________, ___.

      Reference is hereby made to that Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") dated as of June 13, 2002 among the Accredo Health, Incorporated, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent.

      I, [INSERT NAME], [INSERT TITLE] of the Borrower, in such capacity and not in my individual capacity, hereby certify to the Administrative Agent and the Lenders that:

      (a) The company-prepared financial statements that accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

      (b) Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

      (c) Attached hereto as Annex A is a listing of (i) all applications, if any, for Copyrights, Patents or Trademarks made since ___________ (the date of the last similar certification, or, if none, the Closing Date) and (ii) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks since ___________ (the date of the last similar certification, or, if none, the Closing Date)

      (d) Attached hereto as Annex B is the insurance binder or other evidence of insurance with respect to any insurance coverage that has been renewed, replaced or modified since ___________ (the date of the last similar certification, or, if none, the Closing Date).

      (e) Attached hereto as Annex C are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.10 of the Credit Agreement as of the end of the fiscal period referred to above.

      Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      This __ day of __________, 200_.

                                          ACCREDO HEALTH, INCORPORATED,
                                          a Delaware corporation

                                          By:_____________________________
                                          Name:
                                          Title:

                                  Exhibit 7.11

                            FORM OF JOINDER AGREEMENT

      THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 200__, is by and between _____________________, a ___________________ (the
"Subsidiary"), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement"), dated as of June 13, 2002 by and among Accredo Health, Incorporated, a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

      The Credit Parties are required by Section 7.11 of the Credit Agreement to cause the Subsidiary to become a "Guarantor". Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

      1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

      2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Grantor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent that:

            (i) The Subsidiary's chief executive office is (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

            (ii) The Collateral owned by the Subsidiary is located at the locations set forth on Schedule 2 attached hereto.

            (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

            (iv) All of the Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights and Copyright Licenses (each such term as defined in the Security Agreement) of such Subsidiary are set forth on Schedule 4 attached hereto.

      3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

      4. The address of the Subsidiary for purposes of all notices and other communications is the address set forth in the Credit Agreement for the Borrower.

      5. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

      6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

      7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                 [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                          [SUBSIDIARY]


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          Acknowledged and accepted:

                                          BANK OF AMERICA, N.A.,
                                          as Administrative Agent

                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                 Exhibit 11.3(b)

                        FORM OF ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:         ______________________________

2.    Assignee:         ______________________________
                        [and is an Affiliate/Approved Fund of [identify
                              Lender]]

3.    Borrower:         Accredo Health, Incorporated

4.    Administrative Agent:   Bank of America, N.A., as the administrative
                              agent under the Credit Agreement

5.    Credit Agreement: Amended and Restated Credit Agreement dated as of
                        June 13, 2002 among Accredo Health, Incorporated, a Delaware corporation, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent.

6.     Assigned Interest:

                    Aggregate Amount of       Amount of          Percentage
                      Commitment/Loans    Commitment/ Loans      Assigned of
 Facility Assigned    for all Lenders         Assigned       Commitment/Loans(1)
 -----------------    ---------------         --------       -------------------



[7.   Trade Date:       ______________](2)

Effective Date:   _____________ ___, 2002 [TO BE INSERTED BY ADMINISTRATIVE
AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

                           [SIGNATURE PAGES FOLLOW]

--------
(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(2) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR

                                    [NAME OF ASSIGNOR]

                                    By:_______________________________________
                                      Name:
                                     Title:

                                    ASSIGNEE

                                    [NAME OF ASSIGNEE]

                                    By:_______________________________________
                                      Name:
                                     Title:

[Consented to and](3) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By:____________________________
Name:
Title:

[Consented to:](4)

[ACCREDO HEALTH, INCORPORATED,
a Delaware corporation]
[BANK OF AMERICA, N.A., AS ISSUING LENDER]

By:____________________________
Name:
Title:



(3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4) To be added only if the consent of the Borrower and/or the Issuing Lender is required by the terms of the Credit Agreement.

                                     ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

      1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

      1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not a United States person under Section 7701(a)(30) of the Internal Revenue Code, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.


                                       2